                                                                          (p)(9)

                          American Century Investments
[AMERICAN CENTURY LOGO]   Working with Integrity...

CODE OF ETHICS

         Terms that are in BOLD ITALICS in the text are defined in Appendix 1.

I.       PURPOSE OF CODE.

         The Code of Ethics was developed to guide the personal investment activities of American Century employees, officers and directors, including MEMBERS OF THEIR IMMEDIATE FAMILY. In doing so, it is intended to aid in the elimination and detection of personal securities transactions by American Century personnel that might be viewed as fraudulent or might conflict with the interests of our client portfolios. Primary among such transactions are the misuse for personal benefit of client trading information (so-called "front-running"), the misappropriation of investment opportunities that may be appropriate for investment by client portfolios, and excessive personal trading that may affect our ability to provide services to our clients.

         The Directors of American Century's registered investment companies (our "Fund Clients"(1)) who are not "interested persons" (the "Independent Directors") are covered under a separate Code applicable only to them.

II.      WHY DO WE HAVE A CODE OF ETHICS?

         A.       INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY.

                  American century is entrusted with the assets of our clients for investment purposes. this fiduciary relationship requires american century personnel to place the interests of our clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general principle as well as comply with the Code's specific provisions. This is how we earn and keep our clients' trust. To protect this trust, we will hold ourselves to the highest ethical standards.

         B.       AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS.

                  Management believes that American Century's own mutual funds and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market. We encourage American

------------------
(1) See Schedule A for a listing of all of our Fund Clients.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  Century employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

                  American Century employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this Code of Ethics. This Code of Ethics requires preclearance of all such transactions by Access, Investment, and Portfolio Persons (so-called "covered persons"), places further limitations on personal investments by Investment and Portfolio Persons, and requires transaction reporting by all employees.

         C.       FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS

                  The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position. These safeguards are embodied in this Code of Ethics.(2)

III.     DOES THE CODE OF ETHICS APPLY TO YOU?

         Yes! All American Century employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different requirements for different categories of employees. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

--------------------------------------------------------------------------------
Fewest Restrictions                                            Most Restrictions
--------------------------------------------------------------------------------
NON-ACCESS PERSON                                ACCESS PERSON INVESTMENT PERSON
--------------------------------------------------------------------------------

         The standard profile for each of the categories is described below:

         A.       PORTFOLIO PERSONS.

                  Portfolio Persons include portfolio managers (equity or fixed income) and any other person with authority to

------------------
(2) Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  enter purchase/sale orders on behalf of the funds on the firm's equity trade order management system.

         B.       INVESTMENT PERSONS.

                  Investment Persons are persons who make or participate in making recommendations regarding the purchase or sale of securities by the client portfolios. Such persons include investment analysts, equity traders, research and financial analyst personnel and certain client service personnel who work closely with the portfolios.

         C.       ACCESS PERSONS.

                  Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current recommendations with respect to the purchase or sale of securities or real-time trading information concerning client portfolios. Examples include:

                  - Persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. fund accountants);

                  - Persons whose function requires them to evaluate trading activity on a real time basis (e.g. attorneys, accountants, portfolio compliance personnel);

                  - Persons who assist in the design and implementation of investment management technology systems (e.g. certain I/T personnel);

                  - Support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties (e.g. investment manager's administrative assistants and their supervisors).

                  In addition, you are an Access Person if you are any of the following:

                  -        An officer or "interested" director of our Fund
                           Clients; OR

                  - An officer or director of American Century Investment Management, Inc.

                  Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access is not sufficient to qualify you as an Access Person.

         D.       NON-ACCESS PERSONS.

                  If you are an officer, director, employee or contractor of American Century AND you do not fit into any of the above categories, you are a Non-Access Person. While

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  your trading is not subject to preclearance and other restrictions applicable to covered persons, you are still subject to the remaining provisions of the Code and are required to provide duplicate trade confirmations of your personal securities transactions to American Century.(3)

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

         A. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

                  Preclearance of personal securities transactions allows American Century to prevent certain trades that may conflict with client trading activities. The nature of securities markets makes it impossible for us to perfectly predict those conflicts. As a consequence, even trades that are precleared can result in potential conflicts between your trades and those effected for clients. You are responsible for avoiding such conflicts with any client portfolios for which you make investment recommendations. You have an obligation to American Century and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.

                  All covered persons must comply with the following preclearance procedures prior to entering into

                  - the purchase or sale of a SECURITY for your own account or

                  - the purchase or sale of a SECURITY for an account for which you are a BENEFICIAL OWNER(4):

                  1.       Is the SECURITY a "Code-Exempt Security"?

                           Check Appendix 3 to see if the SECURITY is listed as a CODE-EXEMPT SECURITY. If it is, then you may execute the transaction. Otherwise, proceed to the next step.

                  2. Preclear the transaction with the Legal Department's Compliance Group.(5)

                           There are two ways to do this:

                           a. Use the "PTRA" routine in the CICS system and enter your request at the Personal Trade System screen.

                           b. If you do not have access to "PTRA," e-mail your request to

------------------
(3) See Reporting Requirements - Duplicate Confirmations for details on duplicate trade confirmation reporting.

(4) See Appendix 2 for an explanation of beneficial ownership.

(5) If you are ACIM's Chief Investment Officer, you must receive your preclearance from the General Counsel or his or her designee.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                           "LG-PERSONAL SECURITY TRADES" (or
                           "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM," if
                           sending from outside American Century's Lotus Notes system), and provide the following information:

                           -        Issuer name;

                           -        Ticker symbol or CUSIP number;

                           -        Type of security (stock, bond, note, etc.);

                           -        Number of shares;

                           - Maximum expected dollar amount of proposed transaction; AND

                           -        Nature of transaction (purchase or sale).

                  3. Use the "PTRB" routine in the CICS system to view the status of your trade requests.

                  4. If you receive PRECLEARANCE for the transaction,6 you have five (5) business days to execute your transaction. If you do not execute your transaction within five (5) business days, you must repeat the preclearance procedure prior to undertaking the transaction.

                  American Century reserves the right to restrict the purchase and sale by covered persons of any security at any time. Such restrictions are imposed through the use of a Restricted List that will cause the Code of Ethics system to deny the approval of preclearance to transact in the security. Securities may be restricted for a variety of reasons including, without limitation, the possession of material non-public information by American Century or its employees.

         B.       ADDITIONAL TRADING RESTRICTIONS
                  [INVESTMENT AND PORTFOLIO PERSONS]

                  The following additional trading restrictions apply if you are an Investment or Portfolio Person:

                  1.       Initial Public Offerings.

                           You cannot acquire SECURITIES issued in an INITIAL PUBLIC OFFERING.

------------------
(6) See Appendix 4 for a description of the preclearance process.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  2.       Private Placements.

                           Before you acquire any SECURITIES in a PRIVATE PLACEMENT, you must obtain approval from ACIM's Chief Investment Officer.(7) Request for preclearance can be submitted by entering your request in PTRA and accessing the Private Placement screen (PF9 after your initials are entered) or by sending your request to "LG-PERSONAL SECURITY TRADES". You may not participate in any consideration of an investment in securities of the private placement issuer for any client portfolios while your preclearance is pending or during any period that you own, or are a BENEFICIAL OWNER of, the privately-placed security.

                  3.       Short-Term Trading Profits.

                           You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) SECURITIES within sixty (60) calendar days.

         C.       SEVEN-DAY BLACKOUT PERIOD
                  [PORTFOLIO PERSONS]

                  If you are a Portfolio Person, you may also not purchase or sell a SECURITY within seven (7) calendar days before and after it has been traded as a part of a client portfolio that you manage.

         D.       TRADING ON INSIDE INFORMATION
                  [ALL EMPLOYEES]

                  As you are aware, federal law prohibits you from trading based on material nonpublic information received from any source. This includes any confidential information that may be obtained by American Century employees regarding the advisability of purchasing or selling specific SECURITIES on behalf of clients. You are expected to abide by the highest ethical and legal standards in conducting your personal SECURITIES transactions. For more information regarding what to do when you believe you are in possession of material non-public information, please consult American Century's INSIDER TRADING POLICY.

------------------
(7) If you are ACIM's Chief Investment officer, you must receive your approval from the General Counsel or his or her designee.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

V.       REPORTING REQUIREMENTS.

         A.       INITIAL HOLDINGS REPORT
                  [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

                  Within ten (10) calendar days of becoming an Access, Investment, or Portfolio Person, you must submit an Initial Holdings Report which includes the following:

                  1. A list of all SECURITIES, other than certain CODE-EXEMPT SECURITIES(8), that you own or in which you have a BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

                  2. Information regarding each SECURITIES brokerage account maintained by you or a person whose trades you must report because you are a BENEFICIAL OWNER ("reportable brokerage accounts"). This information should include the name of the account holder, the name of the broker, dealer or bank, the account number, and the date the account was established.

                  3. Your certification that you have read, understand, and will comply with this Code of Ethics.

         B.       QUARTERLY TRANSACTIONS REPORT
                  [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

                  All covered persons must submit a Quarterly Transactions Report within ten (10) calendar days of the end of each calendar quarter. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. This reminder will contain a link to a database that will generate a report of the transactions for which we have received duplicate trade confirmations during the quarter. It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.

                  The Quarterly Transactions Report must contain the following information about each personal SECURITIES transaction undertaken during the quarter:

                  - The date of the transaction, the description and number of shares, and the principal amount of each SECURITY involved;

                  - The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

                  -        The transaction price; AND

------------------
(8)See Appendix 3 for a listing of code-exempt securities that must be reported.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  - The name of the bank, broker, or dealer through whom the transaction was executed.

                  In addition, information regarding your reportable brokerage accounts should be updated at this time.

         C.       ANNUAL HOLDINGS REPORT
                  [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

                  Each year all covered persons must submit an Annual Holdings Report and update their brokerage accounts. The Annual Holdings Report must be submitted within 30 calendar days after December 31st of each year and the information submitted must be current as of a date no more than 30 calendar days before the report is filed. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. The Annual Holdings Report must include the following:

                  1. A list of all SECURITIES subject to this Code in which you have a direct or BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

                  2. Information regarding all reportable brokerage accounts.

                  3. Your certification that you have read, understand, and have complied with this Code of Ethics.

         D.       DUPLICATE CONFIRMATIONS
                  [ALL EMPLOYEES]

                  All American Century employees (including Non-Access Persons) must instruct their broker-dealer to send duplicate confirmations of all transactions in reportable brokerage accounts to:

                           American Century Investments
                           Attention: Compliance
                           P.O. Box 410141
                           Kansas City, MO 64141-0141

                  Please note that "reportable brokerage accounts" includes both of the following:

                  -        A brokerage account maintained by you; AND

                  - A brokerage account maintained by a person whose trades you must report because you are a BENEFICIAL OWNER.

VI.      CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

         Yes. The General Counsel or his or her designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

         A.       HOW TO REQUEST AN EXEMPTION

                  E-mail a written request to "LG-PERSONAL SECURITY TRADES" (or "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM" if sending from outside American Century's Lotus Notes system) detailing your situation.

         B.       FACTORS CONSIDERED

                  In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

                  - Your request addresses an undue personal hardship imposed on you by the Code of Ethics;

                  - Your situation is not contemplated by the Code of Ethics; and

                  - Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

         C.       EXEMPTION REPORTING

                  All exemptions must be reported to the Boards of Directors of our Fund Clients at the next regular meeting following the initial grant of the exemption. Subsequent grants of an exemption of a type previously reported to the Boards may be effected without reporting. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors.

         D.       30 DAY DENIAL EXEMPTION ON SALES

                  An exemption may be requested when a request to sell a security has been denied once a week for a four (4) week timeframe. The covered person must be able to verify that they have entered a request to sell a security in PTRA at least once a week for four (4) weeks. A written request must be e-mailed to "LG-PERSONAL SECURITY TRADES" to request the exemption. The General Counsel or his or her designee will review the request and determine if the exemption is warranted. If approval is granted, compliance will designate a short trading window during which the sale can take place.

         E.       NONVOLITIONAL TRANSACTION EXEMPTION

                  Certain nonvolitonal purchase and sale transactions shall be exempt from the preclearance requirements of the Code. These transactions shall include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans. These purchase and sale transactions, however, shall not be

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  exempt from the Quarterly Transaction Report and Annual Holdings Report provisions of the Code.

         F.       BLIND TRUST EXEMPTION

                  An exemption from the preclearance and reporting requirements of the Code may be requested for SECURITIES that are held in a blind or quasi-blind trust arrangement. For the exemption to be available, you or a MEMBER OF YOUR IMMEDIATE FAMILY must not have authority to advise or direct SECURITIES transactions of the trust. The request will only be granted once the covered person and the trust's investment adviser certify that the covered person or MEMBERS OF THEIR IMMEDIATE FAMILY will not advise or direct transactions. American Century must receive statements at least quarterly for transactions within the trust.

VII.     CONFIDENTIAL INFORMATION.

         All information about Clients' SECURITIES transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, SECURITIES transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII.    CONFLICTS OF INTEREST.

         You must receive prior written approval from the General Counsel or his or her designee, as appropriate, to do any of the following:

         - Negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

         - Enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; OR

         - Serve on the board of directors of, or act as consultant to, any publicly traded corporation.

IX.      WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

         If you violate the rules of the Code of Ethics, you may be subject to serious penalties. Violations of the Code and

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

         proposed sanctions are documented by the Code of Ethics Manager and submitted to the Code of Ethics Review Committee for review. The Committee consists of representatives of the Investment, Trading, Compliance, and Legal Departments of American Century. It is responsible for determining the materiality of a violation of the Code and appropriate sanctions.

         A.       MATERIALITY OF VIOLATION

                  In determining the materiality of a violation, the Committee considers:

                  -        Evidence of violation of law;

                  - Indicia of fraud, neglect, or indifference to Code provisions;

                  -        Frequency of repeat violations;

                  -        Monetary value of the violation in question; and

                  -        Level of influence of the violator.

         B.       PENALTY FACTORS

                  In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:

                  -        Extent of harm to client interests;

                  -        Extent of unjust enrichment;

                  -        Tenure and prior record of the violator;

                  - The degree to which there is a personal benefit from unique knowledge obtained through employment with American Century;

                  - The level of accurate, honest and timely cooperation from the covered person; and

                  -        Any mitigating circumstances that may exist.

         C.       THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

                  -        First non-material violation

                           -        Warning (notice sent to manager); and

                           -        Attendance at Code of Ethics training
                                    session.

                  -        Second non-material violation within 12 months

                           -        Notice sent to manager; and

                           - Suspension of trading privileges for up to 90 days.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                  - Penalties for material or more frequent non-material violations will be determined based on the circumstances. These penalties could include, but are not limited to

                           -        Suspension of trading privileges;

                           -        Fine; and/or

                           -        Suspension or termination of employment.

                  In addition, you may be required to surrender to American Century any profit realized from any transaction(s) in violation of this Code of Ethics.

X.       AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.

         American Century will prepare a quarterly report to the Board of Directors of each Fund Client of any material violation of this Code of Ethics.

AMERICAN CENTURY INVESTMENTS                                     CODE OF ETHICS
--------------------------------------------------------------------------------

APPENDIX 1:  DEFINITIONS

1.       "BENEFICIAL OWNERSHIP"

         See "Appendix 2: What is Beneficial Ownership?".

2.       "CODE-EXEMPT SECURITY"

         A "code-exempt security" is a security in which you may invest without preclearing such transactions with American Century. The list of code-exempt securities appears in Appendix 3.

3.       "INITIAL PUBLIC OFFERING"

         "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.       "MEMBER OF YOUR IMMEDIATE FAMILY"

         A "member of your immediate family" means any of the following

         -        Your spouse or domestic partner;

         -        Your minor children; OR

         -        A relative who shares your home

         For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.

5.       "PRIVATE PLACEMENT"

         "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

6.       "SECURITY"

         A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

         -        Note,

         -        Stock,

         -        Treasury stock,

         -        Bond,

         -        Debenture,

         -        Exchange traded funds or similar securities (ETFs),

         -        Evidence of indebtedness,

                                                              Appendix 1-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

         - Certificate of interest or participation in any profit-sharing agreement,

         -        Collateral-trust certificate,

         -        Preorganization certificate or subscription,

         -        Transferable share,

         -        Investment contract,

         -        Voting-trust certificate,

         -        Certificate of deposit for a security,

         - Fractional undivided interest in oil, gas or other mineral rights,

         - Anyput, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),

         - Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency,

         - In general, any interest or instrument commonly known as a "security," or

         - Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

                                                              Appendix 1--Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

APPENDIX 2: WHAT IS "BENEFICIAL OWNERSHIP"?

A "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.

1. ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY OWNED" BY ME?

         Probably. As a general rule, you are regarded as the beneficial owner of SECURITIES held in the name of

         -        A MEMBER OF YOUR IMMEDIATE FAMILY OR

         -        Any other person IF:

                  - You obtain from such SECURITIES benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the SECURITIES held by your spouse, you are the beneficial owner; OR

                  - You can obtain title to the SECURITIES now or in the future.

2. ARE SECURITIES HELD BY A COMPANY I OWN AN INTEREST IN ALSO "BENEFICIALLY OWNED" BY ME?

         Probably not. Owning the SECURITIES of a company does not mean you "beneficially own" the SECURITIES that the company itself owns. However, you will be deemed to "beneficially own" the SECURITIES owned by the company if:

         - You directly or beneficially own a controlling interest in or otherwise control the company; OR

         - The company is merely a medium through which you, MEMBERS OF YOUR IMMEDIATE FAMILY, or others in a small group invest or trade in SECURITIES and the company has no other substantial business.

3.       ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

         Maybe. You are deemed to "beneficially own" SECURITIES held in trust if any of the following is true:

         - You or a MEMBER OF YOUR IMMEDIATE FAMILY are a trustee or have a vested interest in the income or corpus of the trust OR

         - You or a MEMBER OF YOUR IMMEDIATE FAMILY are a settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.

                                                              Appendix 2-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

         A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or MEMBERS OR YOUR IMMEDIATE FAMILY do not have authority to advise or direct SECURITIES transactions of the trust.

4.       ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY
         ME?

         Maybe. Beneficial ownership does not include indirect interest by any person in portfolio SECURITIES held by a pension or retirement plan holding SECURITIES of an issuer whose employees generally are the beneficiaries of the plan.

         However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio SECURITIES if you can withdraw and trade the SECURITIES without withdrawing from the plan or you can direct the trading of the SECURITIES within the plan (IRAs, 401ks, etc.).

5.       EXAMPLES OF BENEFICIAL OWNERSHIP

         SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS

         Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's SECURITIES.

         Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's SECURITIES.

         Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

         Example 4: Bob and Nancy are engaged. The house they share is still in Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Nancy is the beneficial owner of Bob's SECURITIES.

                                                              Appendix 2-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

         SECURITIES HELD BY A COMPANY

         Example 5: ABC Company is a holding company with five shareholders owning equal shares in the company. Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in SECURITIES. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the SECURITIES owned by ABC Company's subsidiaries.

         Example 6: XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company. As a part of its cash management function, XYZ Company invests in SECURITIES. Neither Stan nor any MEMBERS OF HIS IMMEDIATE FAMILY are employed by XYZ Company. Stan does not beneficially own the SECURITIES held by XYZ Company.

         SECURITIES HELD IN TRUST

         Example 7: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of any SECURITIES owned by the trust.

         Example 8: Jane placed SECURITIES held by her in a trust for the benefit of her church. Jane can revoke the trust during her lifetime. Jane is a beneficial owner of any SECURITIES owned by the trust.

         Example 9: Jim is trustee of an irrevocable trust for his 21 year-old daughter (who does not share his home). The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jim is entitled to the corpus. Jim is a beneficial owner of any SECURITIES owned by the trust.

         Example 10: Joan's father (who does not share her home) placed SECURITIES in an irrevocable trust for Joan's minor children. Neither Joan nor any MEMBER OF HER IMMEDIATE FAMILY is the trustee of the trust. Joan is a beneficial owner of the SECURITIES owned by the trust. She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust SECURITIES.

                                                              Appendix 2-Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a likelihood for abuse, some securities, defined as code-exempt securities, are exempt from the Code's preclearance and quarterly reporting requirements. However, confirmations from your service providers are required in all cases (except mutual funds) and some code-exempt securities must be disclosed on your Initial and Annual Holdings Reports.

1. CODE-EXEMPT SECURITIES NOT SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

         -        Mutual funds (open-end funds)

         -        Closed-end funds

         -        Variable insurance and annuity products

         -        Bank Certificates of Deposit

         -        U.S. government securities (Treasury notes, etc.)

         -        Commercial paper

         -        Bankers acceptances

         - High quality short-term debt instruments, including repurchase agreements. A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

2. CODE-EXEMPT SECURITIES SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

         - Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

         - Securities purchased through dividend reinvestment programs (only the acquisition of the security is exempt, NOT the sale)

         - Commodity futures contracts for tangible goods (corn, soybeans, wheat, etc.) Futures contracts for financial instruments are NOT Code-exempt.

         -        Futures contracts on the following:

                  -        Standard & Poor's 500 Index; or

                  -        Standard & Poor's 100 Index.

We may modify this list of securities at any time, please send an e-mail to "LG-PERSONAL SECURITY TRADES" to request the most current list.

                                                              Appendix 3-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS

                    [PRECLEARANCE PROCESS WORKS FLOW CHART]

                                                              Appendix 4-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

After your request is entered into our mainframe system, it is then subjected to the following tests.

STEP 1:  RESTRICTED SECURITY LIST

-        Is the security on the Restricted Security list?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 2.

STEP 2: DE MINIMIS TRANSACTION TEST (This test does not apply to the trade requests of Portfolio and Investment Persons.)

-        Is the security issuer's market capitalization greater than $1 billion?

- Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

- Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to Step 3.

STEP 3:  OPEN ORDER TEST

-        Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 4.

STEP 4:  FOLLOW LIST TEST

-        Does any account or Fund own the security?

- Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 5.

STEP 5:  PRESENT INTENTIONS TEST

The system sends a message to our equity trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams and asks

                                                              Appendix 4-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

if any portfolio team is considering buying or selling the security within the next five (5) business days.

If ALL of the portfolio management teams respond "NO", your request will be APPROVED.

If ANY of the portfolio management teams respond "YES", your request will be DENIED.

STEP 6:  CHIEF INVESTMENT OFFICER REQUESTS

The General Counsel or his/her designee must approve any preclearance request by ACIM's Chief Investment Officer before an APPROVAL message is generated.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

                                                              Appendix 4-Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

                                                                     Most Recent Approval
Investment Advisor                                                           Date
-----------------------------------------------------------------------------------------
American Century Investment Management, Inc.                            December 9, 2002

                                                                     Most Recent Approval
Principal Underwriter                                                        Date
-----------------------------------------------------------------------------------------
American Century Investment Services, Inc.                              December 9, 2002

                                                                     Most Recent Approval
Fund Clients                                                                 Date
-----------------------------------------------------------------------------------------
American Century Avanti Funds, Inc.                                     November 15, 2002
American Century California Tax-Free and Municipal Funds                December 9, 2002
American Century Capital Portfolios, Inc.                               November 15, 2002
American Century Government Income Trust                                December 9, 2002
American Century International Bond Funds                               December 9, 2002
American Century Investment Trust                                       December 9, 2002
American Century Municipal Trust                                        December 9, 2002
American Century Mutual Funds, Inc.                                     November 15, 2002
American Century Quantitative Equity Funds                              December 9, 2002
American Century Strategic Asset Allocations, Inc.                      November 15, 2002
American Century Target Maturities Trust                                December 9, 2002
American Century Variable Portfolios, Inc.                              November 15, 2002
American Century Variable Portfolios II, Inc.                           December 9, 2002

                                                               Schedule A-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                                                                     Most Recent Approval
Fund Clients                                                                 Date
-----------------------------------------------------------------------------------------
American Century World Mutual Funds, Inc.                               November 15, 2002

                                                              Appendix 4-Page 2

                                Code of Ethics of

                      -    John Hancock Advisers, LLC
                      -    each John Hancock fund
                      -    John Hancock Funds, LLC

                     (together, called "John Hancock Funds")

                                 March 15, 2003

1.   General Principles...............................................        2
2.   To Whom Does This Code Apply?....................................        2
3.   Overview of Policies.............................................        3
4.   Policies Outside the Code of Ethics..............................        4
   -   Company Conflict & Business Practice Policy....................        4
   -   Inside Information Policy and Procedures.......................        4
5.   Policies in the Code of Ethics...................................        5
   -   Restriction on Gifts...........................................        5
   -   Preclearance of Securities Transactions........................        5
   -   Ban on Short-Term Profits......................................        6
   -   Ban on IPOs....................................................        6
   -   Disclosure of Private Placement Conflicts......................        7
   -   Seven Day Blackout Period......................................        7
6.   Reports and Other Disclosures Outside the Code of Ethics.........        8
   -   Broker Letter/Duplicate Confirm Statements.....................        8
7.   Reports and Other Disclosures In the Code of Ethics..............        8
   -   Initial Holdings Report and Annual Holdings Report.............        8
   -   Quarterly Transaction Reports..................................        9
   -   Annual Certification...........................................        9
8.   Limited Access Persons...........................................        9
9.   Subadvisers......................................................        9
10.  Reporting Violations.............................................       10
11.  Interpretation and Enforcement...................................       10
Appendix A: Categories of Personnel...................................       11
Appendix B: Preclearance Procedures...................................       12
Appendix C: Limited Access Persons....................................       16
Appendix D: Subadvisers........................... ...................       17
Appendix E: Administration and Recordkeeping....... ..................       18

1.       GENERAL PRINCIPLES

Each person within the John Hancock Funds organization is responsible for maintaining the very highest ethical standards when conducting business. This means that:

    - You have a duty at all times to place the interests of our clients first.

    - All of your personal securities transactions must be conducted consistent with this code of ethics and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

    - You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as frontrunning) with respect to our clients' accounts.

2. TO WHOM DOES THIS CODE APPLY?

This code of ethics applies to you if you are a director, officer or employee of John Hancock Advisers, LLC, Sovereign Asset Management Co., John Hancock Funds, LLC or a "John Hancock fund" (any fund or account advised by John Hancock Advisers, LLC). It also applies to you if you are an employee of John Hancock Life Insurance Co. or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades of the John Hancock funds. Please note that if a policy described below applies to you, it applies to your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. "Significant others" are defined for these purposes as two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.

There are three main categories for persons covered by this code of ethics, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify Tom Connors, Vice President.

The basic definitions of the three main categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.

      "INVESTMENT ACCESS" PERSON                "REGULAR ACCESS" PERSON                  "NON-ACCESS" PERSON
                                            A person who regularly obtains
A person who regularly participates in      information regarding fund portfolio   A person who does not regularly
     a fund's investment process.                       trades.                    participate in a fund's investment
                                             examples:                             process or obtain information
examples:                                    -     personnel in Investment           regarding fund portfolio trades.
   -    portfolio managers                         Operations or Compliance        examples:
   -    analysts                             -     most FFM personnel                 -    wholesalers
   -    traders                              -     Technology personnel with          -    inside wholesalers who
                                                   access to investment systems            don't attend investment
                                             -     attorneys and some legal                "morning meetings"
                                                   administration personnel           -    certain administrative
                                             -     investment admin.                       personnel
                                                   personnel

3. OVERVIEW OF POLICIES

Please refer to the following chart to determine which policies apply to your category. These policies are described in detail below.

                                                           INVESTMENT           REGULAR ACCESS           NON-ACCESS
                                                         ACCESS PERSON              PERSON                PERSON
General principles                                            yes                    yes                    yes

POLICIES OUTSIDE THE CODE

Conflict of interest policy                                   yes                    yes                    yes
Inside information policy                                     yes                    yes                    yes

POLICIES IN THE CODE

Restriction on gifts                                          yes                    yes                    yes
Pre-clearance requirement                                     yes                    yes                  Limited
Ban on short-term profits                                     yes                    no                     no
Ban on IPOs                                                   yes                    no                     no
Disclosure of private placement conflicts                     yes                    no                     no
Seven day blackout period                                     yes                    no                     no

REPORTS AND OTHER DISCLOSURES OUTSIDE THE CODE

Broker letter/duplicate confirms                              yes                    yes                    yes

REPORTS AND OTHER DISCLOSURES IN THE CODE

Annual recertification form                                   yes                    yes                    yes
Initial/annual holdings reports                               yes                    yes                    no
Quarterly transaction reports                                 yes                    yes                    no

4. POLICIES OUTSIDE THE CODE OF ETHICS

John Hancock Funds has certain policies that are not part of the code of ethics, but are equally important. The two most important of these policies are (1) the Company Conflict and Business Practice Policy; and (2) the Inside Information Policy.

-    COMPANY CONFLICT & BUSINESS PRACTICE POLICY

Applies to:       Investment Access Persons Regular Access Persons Non-Access
                  Persons

A conflict of interest occurs when your private interests interfere or could potentially interfere with your responsibilities at work. You must not place yourself or the company in a position of actual or potential conflict.

This Policy covers a number of important issues. For example, you cannot serve as a director of any company without first obtaining the required written executive approval.

Other important issues in this Policy include:

     -   personal investments or business relationships

     -   misuse of inside information

     -   receiving or giving of gifts, entertainment or favors

     -   misuse or misrepresentation of your corporate position

     -   disclosure of confidential or proprietary information

     -   antitrust activities

     -   political campaign contributions and expenditures on public officials

-    INSIDE INFORMATION POLICY AND PROCEDURES

Applies to:       Investment Access Persons Regular Access Persons Non-Access
                  Persons

The antifraud provisions of the federal securities laws generally prohibit persons with material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Investment Access persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all John Hancock Funds personnel and extend to activities both related and unrelated to your job duties.

The Inside Information Policy and Procedures covers a number of important issues, such as:

     -   The misuse of material non-public information

     -   The information barrier procedure

     -   The "restricted list" and the "watch list"

     - broker letters and duplicate confirmation statements (see section 5 of this code of ethics)

5. POLICIES IN THE CODE OF ETHICS

-    RESTRICTION ON GIFTS

Applies to:       Investment Access Persons Regular Access Persons Non-Access
                  Persons

You and your family cannot accept preferential treatment or favors from securities brokers or dealers or other organizations with which John Hancock Funds might transact business except in accordance with the Company Conflict and Business Practice Policy. For the protection of both you and John Hancock Funds, the appearance of a possible conflict of interest must be avoided. You should exercise caution in any instance in which business travel and lodging are paid for by someone other than John Hancock Funds. The purpose of this policy is to minimize the basis for any charge that you used your John Hancock Funds position to obtain for yourself opportunities which otherwise would not be offered to you. Please see the Company Conflict and Business Practice Policy's "Compensation and Gifts" section for additional details regarding restrictions on gifts and exceptions for "nominal value" gifts.

- PRECLEARANCE OF SECURITIES TRANSACTIONS

Applies to:       Investment Access Persons Regular Access Persons

Also, for a limited category of trades:
                  Non-Access Persons

If you are an Investment Access person or Regular Access person, you must "preclear" (i.e.: receive advance approval of) any personal securities transactions. The preclearance policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. Due to this preclearance requirement, participation in investment clubs is prohibited.

Preclearance of private placements requires some special considerations--the decision will take into account whether, for example: (1) the investment opportunity should be reserved for John Hancock Funds clients; and (2) it is being offered to you because of your position with John Hancock Funds.

The following securities are exempt from the preclear policy: (1) direct obligations of the U.S. Government, (2) shares of all open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper & high quality short-term debt instruments, including repurchase agreements.

If you are a Non-Access person, you must preclear transactions in securities of any closed-end funds advised by John Hancock Advisers, LLC. A Non-Access person is not required to preclear other trades. However, please keep in mind that a Non-Access person is required to report securities transactions after every trade (even those that are not required to be precleared) by submitting duplicate confirmation statements, as described in section 5 of this code of ethics.

The preclearance policy is designed to proactively identify possible "problem trades" that raise frontrunning or other conflict of interest concerns (example: when an Investment Access person trades a security on the same day as a John Hancock fund). Please keep in mind that even if you receive a preclearance, or are exempt from preclearing a securities transaction, you are still prohibited from engaging in any fraud or manipulative practice (such as frontrunning) with respect to a John Hancock fund.

You preclear a trade by following the steps outlined in the preclearance procedures, which are attached as Appendix B. Please note that:

     -   You may not trade until clearance is received.

     -   Clearance approval is valid only for the date granted.

     - A separate procedure should be followed for requesting preclearance of a private placement or a derivative, as detailed in Appendix B. The Compliance Department must maintain a five-year record of all clearances of private placement purchases by Investment Access persons, and the reasons supporting the clearances.

-    BAN ON SHORT-TERM PROFITS

Applies to:       Investment Access Persons

If you are an Investment Access person, you cannot profit from the purchase and sale (or sale and purchase) of the same (or equivalent) securities within 60 calendar days. The purpose of this policy is to address the risk, real or perceived, of frontrunning or other abusive practices involving short-term personal trading. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity.

This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. If you give away a security, it is considered a sale.

You may invest in derivatives or sell short provided the transaction period exceeds the 60-day holding period.

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or hardship reasons (such as unexpected medical expenses) by sending an e-mail to Tom Connors, Vice President.

-    BAN ON IPOS

Applies to:       Investment Access Persons

If you are an Investment Access person, you may not acquire securities in an initial public offering. You may not purchase any newly-issued securities until the next business (trading) day after the offering date. This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the John Hancock funds was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; or (2) fixed rights offerings.

-    DISCLOSURE OF PRIVATE PLACEMENT CONFLICTS

Applies to:       Investment Access Persons

If you are an Investment Access person and you own securities purchased in a private placement, you must disclose that holding when you participate in a decision to purchase or sell that same issuer's securities for a John Hancock fund. Private placements are securities exempt from SEC registration under section 4(2), section 4(6) or rules 504 - 506 of the Securities Act of 1933.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer. This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.

-    SEVEN DAY BLACKOUT PERIOD

Applies to:       Investment Access Persons

If you are a portfolio manager (or were identified to the Compliance Department as part of a portfolio management team) you are prohibited from buying or selling a security within seven calendar days before and after that security is traded for a fund that you manage unless no conflict of interest exists in relation to that security.

In addition, all investment access persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a John Hancock fund unless no conflict of interest exists in relation to that security. If a John Hancock fund trades in a security within seven calendar days before or after you trade in that security, you may be required to demonstrate that you did not know that the trade was being considered for that John Hancock fund.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades during a seven day blackout period must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

6. REPORTS AND OTHER DISCLOSURES OUTSIDE THE CODE OF ETHICS

-    BROKER LETTER/DUPLICATE CONFIRM STATEMENTS

Applies to:       Investment Access Persons Regular Access Persons Non-Access
                  Persons

As required by the Inside Information Policy, you must inform your stockbroker that you are employed by an investment adviser or broker. Your broker is subject to certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.

When you open a brokerage account, before any trades are made, you must:

     - Notify the Compliance Department (attn: Fred Spring) so the Compliance Department can send to the broker a letter notifying the broker of the requirement to send duplicate confirmation statements and certain other requirements.

     - ensure that your broker sends duplicate confirmations and copies of all periodic statements on a timely basis to the Compliance Department, 10th Floor, 101 Huntington Ave., Boston, MA 02199.

These requirements apply to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

7. REPORTS AND OTHER DISCLOSURES IN THE CODE OF ETHICS

-    INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT

Applies to:       Investment Access Persons Regular Access Persons

You must file an initial holdings report within 10 calendar days after becoming an Investment Access person or a Regular Access person. You must also file an annual holdings report (as of December 31st) within 30 calendar days after the calendar year end. These reports must cover all holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. You must report:

     - holdings of all securities except: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     - all brokerage accounts that contain securities (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).

-    QUARTERLY TRANSACTION REPORTS

Applies to:       Investment Access Persons Regular Access Persons

You must file a quarterly transaction report within 10 calendar days after the end of a calendar quarter if you are an Investment Access person or a Regular Access person. This report must cover all transactions during the past calendar quarter in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

You must report:

     - transactions in all securities except: (1) direct obligations of the U.S. Government, (2) open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     - the opening of any brokerage account that contains securities (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).

-    ANNUAL CERTIFICATION

Applies to:       Investment Access Persons Regular Access Persons Non-Access
                  Persons

You must provide an annual certification at a date designated by the Compliance Department that: (1) you have read and understood this code of ethics; (2) you recognize that you are subject to its policies; and (3) you have complied with its requirements. You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

8. LIMITED ACCESS PERSONS

There is an additional category of persons called "Limited Access" persons. This category consists only of directors of John Hancock Advisers, LLC or the John Hancock funds who:

         (a) are not also officers of John Hancock Advisers, LLC; and

         (b) do not ordinarily obtain information about fund portfolio trades.

A more detailed definition of Limited Access persons, and a list of the policies that apply to them, is attached as Appendix C.

9. SUBADVISERS

A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics, as described in Appendix D.

10.        REPORTING VIOLATIONS

If you know of any violation of our code of ethics, you have a responsibility to immediately report it. You should also report any deviations from the controls and procedures that safeguard John Hancock Funds and the assets of our clients.

You can report confidentially to:

     -   Tom Connors (375-1724) or Tim Fagan (375-6205); or

     -   Your manager or department head

11. INTERPRETATION AND ENFORCEMENT

This code of ethics cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients. You should be responsive to the spirit and intent of this code of ethics as well as its specific provisions.

When any doubt exists regarding any code of ethics provision or whether a conflict of interest with clients might exist, you should discuss the transaction beforehand with the Legal Department (contacts: Tom Connors (375-1724) or Tim Fagan (375-6205)). The code of ethics is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety. If you feel inequitably burdened by any policy, you should feel free to contact Tom Connors, Vice President, or the Ethics and Business Practices Committee. Exceptions may be granted where warranted by applicable facts and circumstances.

To provide assurance that policies are effective, the Compliance Department will monitor and check personal securities transaction reports and certifications against fund portfolio transactions. Other internal auditing procedures may be adopted from time to time. Additional administration and recordkeeping procedures are described in Appendix E.

The Ethics and Business Practices Committee of John Hancock Funds has general responsibility for this code of ethics. The Legal Department will refer violations to the Ethics Committee for review and appropriate action. The following factors will be considered when the Ethics Committee determines a fine or other disciplinary action:

     - the person's position and function (senior personnel may be held to a higher standard);

     -   the amount of the trade;

     - whether the funds or accounts hold the security and were trading the same day;

     -   whether the violation was by a family member.

     - whether the person has had a prior violation and which policy was involved.

     -   whether the employee self-reported the violation.

You can request reconsideration of any disciplinary action by submitting a written request to the Ethics Committee.

No less frequently than annually, a written report of all material violations and sanctions, significant conflicts of interest and other related issues will be submitted to the boards of directors of the John Hancock funds for their review. Sanctions for violations could include fines, limitation of personal trading activity, suspension or termination of the violator's position with John Hancock Funds and/or a report to the appropriate regulatory authority.

APPENDIX A: CATEGORIES OF PERSONNEL

You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify Tom Connors, Vice President.

1) Investment Access person: You are an Investment Access person if you are an employee of John Hancock Advisers, LLC, a John Hancock fund, or John Hancock Life Insurance Company or its subsidiaries who, in connection with your regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a John Hancock fund.

     (examples: portfolio managers, analysts, traders)

2)   Regular Access person: You are a Regular Access person if:

         - You are an officer (vice president and higher) or director of John Hancock Advisers, LLC or a John Hancock fund. (Some directors may be Limited Access persons -- please see Appendix C for this definition.)

         -   You are:

                    -an employee of John Hancock Advisers, LLC, a John Hancock fund or John Hancock Life Insurance Co. or its subsidiaries , or

                    -a director, officer (vice president and higher) or employee of John Hancock Funds, LLC who: (i) in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a John Hancock fund; or (ii) your functions relate to the making of any recommendation to the fund regarding the purchase or sale of securities by a John Hancock fund.

     (examples: Investment Operations personnel, Compliance Department personnel, most Fund Financial Management personnel, investment administrative personnel, Technology Resources personnel with access to investment systems, attorneys and some legal administration personnel)

3) Non-Access person: You are a non-access person if you are an employee of John Hancock Advisers, LLC, John Hancock Funds, LLC or a John Hancock fund who does not fit the definitions of any of the other three categories (Investment Access Person, Regular Access Person or Limited Access Person). To be a non-access person, you must not obtain information regarding the purchase or sale of securities by a John Hancock fund in connection with your regular functions or duties.

     (examples: wholesalers, inside wholesalers, certain administrative staff)

4)   Limited Access Person: Please see Appendix C for this definition.

APPENDIX B: PRECLEARANCE PROCEDURES

                                 CODE OF ETHICS
                            PRE-CLEARANCE PROCEDURES

You should read the Code of Ethics to determine whether you must obtain a preclearance before you enter into a securities transaction. If you are required to obtain a preclearance, you should follow the procedures detailed below.

1. PRE-CLEARANCE FOR PUBLIC SECURITIES INCLUDING DERIVATIVES, FUTURES, OPTIONS AND SELLING SHORT:

A request to pre-clear should be entered into the John Hancock Personal Trading & Reporting System.

The John Hancock Personal Trading & Reporting System is located under your Start Menu on your Desktop. It can be accessed by going to JH Applications/Personal Trading & Reporting/ Personal Trading & Reporting and by entering your Web Security Services user id and password. If JH Applications or the John Hancock Personal Trading & Reporting System is not on your Desktop, please contact the HELP Desk at (617) 375-4357 for assistance.

THE TRADE REQUEST SCREEN:

At times you may receive a message like "System is currently unavailable". The system is scheduled to be offline from 8:00 PM until 7:00 AM each night.

                             [TRADE REQUEST SCREEN]

TICKER/SECURITY CUSIP: Fill in this one of these fields with the proper information of the security you want to buy or sell. Then click the [Lookup] button. Select one of the hyperlinks for the desired security, and the system will populate the proper fields TICKER, SECURITY CUSIP, SECURITY NAME and SECURITY TYPE automatically on the Trade Request Screen.

IF YOU DON'T KNOW THE TICKER, CUSIP, OR SECURITY NAME:

If you do not know the full TICKER, you may type in the first few letters followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Intel, but all you can remember of the ticker is that it begins with int, so you enter INT* for Ticker. If any tickers beginning with INT are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will populate SECURITY CUSIP, SECURITY NAME and SECURITY TYPE automatically on the Trade Request Screen. If you do not know the full CUSIP, you may type in the first few numbers followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Microsoft, but all you can remember of the cusip is that it begins with 594918, so you enter 594918* for Ticker. If any cusips beginning with 594918 are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will fill in TICKER, SECURITY NAME and SECURITY TYPE automatically on the Trade Request Screen. If you do not know the Ticker but have an idea of what the SECURITY NAME is, you may type in an asterisk, a few letters of the name and an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of American Brands, so you enter *AMER* for Security Name. Any securities whose names have AMER in them are displayed on a new screen, where you are asked to select the hyperlink of the one you want, and the system will fill in TICKER, CUSIP and SECURITY TYPE automatically on the Trade Request Screen.

OTHER ITEMS ON THE TRADE REQUEST SCREEN:

BROKERAGE ACCOUNT: Click on the dropdown arrow to the right of the Brokerage Account field to choose the account to be used for the trade.

TRANSACTION TYPE: Choose one of the values displayed when you click the dropdown arrow to the right of this field.

TRADE DATE: YOU MAY ONLY SUBMIT TRADE REQUESTS FOR THE CURRENT DATE.

Note: One or more of these fields may not appear on the Request Entry screen if the information is not required. Required fields are determined by the compliance department.

CLICK THE [SUBMIT REQUEST] BUTTON TO SEND THE TRADE REQUEST TO YOUR COMPLIANCE DEPARTMENT.

Once you click the [Submit Request] button, you will be asked to confirm the values you have entered. Review the information and click the [Confirm] button if all the information is correct. After which, you will receive immediate feedback in your web browser. (Note: We suggest that you print out this confirmation and keep it as a record of the trade you have made). After this, you can either submit another trade request or logout.

Attention Investment Access Persons: If the system identifies a potential violation of the Ban on Short Term Profits Rule, your request will be sent to the Compliance Department for review and you will receive feedback via the e-mail system.

STARTING OVER:

To clear everything on the screen and start over, click the [Clear Screen] button.

EXITING WITHOUT SUBMITTING THE TRADE REQUEST:

If you decide not to submit the trade request before clicking the [Submit Request] button, simply exit from the browser by clicking the [X] button on the upper right or by pressing [Alt+F4], or by clicking the Logout hyperlink on the lower left side of the screen.

TICKER/SECURITY NAME LOOKUP SCREEN:

You arrive at this screen from the Trade Request Screen, where you've clicked the [Lookup] button (see above, "If You Don't Know the Ticker, Cusip, or Security Name"). If you see the security you want to trade, you simply select its corresponding hyperlink, and you will automatically return to the Trade Request Screen, where you finish making your trade request. IF THE SECURITY YOU WANT TO TRADE IS NOT SHOWN, THAT MEANS THAT IT IS NOT RECOGNIZED BY THE SYSTEM UNDER THE CRITERIA YOU USED TO LOOK IT UP. KEEP SEARCHING UNDER OTHER NAMES (CLICK THE [RETURN TO REQUEST] BUTTON) UNTIL YOU ARE SURE THAT THE SECURITY IS NOT IN THE SYSTEM. IF YOU DETERMINE THAT THE DESIRED SECURITY IS NOT IN THE SYSTEM, PLEASE CONTACT A MEMBER OF THE COMPLIANCE DEPARTMENT TO ADD THE SECURITY FOR YOU. CONTACTS ARE LISTED BELOW:

Fred Spring x54987

ADDING BROKERAGE ACCOUNTS:

To access this functionality, click on the Add Brokerage Account hyperlink on the left frame of your browser screen. You will be prompted to enter the Brokerage Account Number, Brokerage Account Name, Date Opened, and Broker. When you click the [Create New Brokerage Account] button, you will receive a message that informs you whether the account was successfully created.

                         [NEW BROKERAGE ACCOUNT SCREEN]

3. PRE-CLEARANCE FOR PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERINGS:

You may request a preclearance of private placement securities or an Initial Public Offering by contacting Fred Spring via Microsoft Outlook (please "cc." Tim Fagan on all such requests). Please keep in mind that the code of ethics prohibits Investment Access persons from purchasing securities in an initial public offering.

The request must include:

[ ]  the associate's name;

[ ]  the associate's John Hancock Funds' company;

[ ]  the complete name of the security;

[ ] the seller and whether or not the seller is one with whom the associate does business on a regular basis;

[ ] any potential conflict, present or future, with fund trading activity and whether the security might be offered as inducement to later recommend publicly traded securities for any fund; and

[ ]  the date of the request.

Clearance of private placements or initial public offerings may be denied if the transaction could create the appearance of impropriety. Clearance of initial public offerings will also be denied if the transaction is prohibited for a person due to his or her access category under the code of ethics.

APPENDIX C: LIMITED ACCESS PERSONS

You are a Limited Access person if you are a director of John Hancock Advisers, LLC or a John Hancock fund and you meet the two following criteria:

         (a) you are not an officer of John Hancock Advisers, LLC or a John Hancock fund; and

         (b) you do not obtain information in the ordinary course of business regarding the purchase or sale of securities by a John Hancock fund.

(examples: certain directors of John Hancock Advisers, LLC or a John Hancock fund)

The following policies apply to your category. These policies are described in detail in the code of ethics.

     -   Fundamental concept

     -   Inside information policy and procedures*

     -   Broker letter/Duplicate Confirms*

     -   Initial/annual holdings reports*

     -   Quarterly transaction reports*

     -   Annual recertification*

         *EXCEPTION: If you are an independent director of a John Hancock fund:

         - you are exempt from the broker letter/duplicate confirms requirement

         -   you are exempt from the inside information policy and procedures

         -   you do not have to file an initial holdings report.

         -   you do not have to file an annual holdings report.

         - you do not have to file a quarterly transaction report unless you knew (or should have known) that during the 15 calendar days before or after you trade a security, either:

             (i) a John Hancock fund purchased or sold the same security, or

             (ii) a John Hancock fund or John Hancock Advisers, LLC considered purchasing or selling the same security.

             This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. If this situation occurs, it is your responsibility to contact Tom Connors, Vice President, at (617) 375-1724 and he will assist you with the requirements of the quarterly transaction report.

APPENDIX D: SUBADVISERS

A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics. If John Hancock Advisers, LLC determines that a subadviser has failed to comply with the provisions of Rule 17j-1, John Hancock Advisers, LLC may deem the subadviser's directors, officers or employees to be subject to this code of ethics.

-    APPROVAL OF CODE OF ETHICS

Each subadviser to a John Hancock fund must provide a copy of its code of ethics to the trustees of the relevant John Hancock funds for approval initially and within 60 calendar days of any material amendment. The trustees will give their approval if they determine that the code:

     - contains provisions reasonably necessary to prevent the subadviser's Access Persons (as defined in Rule 17j-1) from engaging in any conduct prohibited by Rule 17j-1;

     - requires the subadviser's Access Persons to make reports to at least the extent required in Rule 17j-1(d);

     - requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3));

     - provides for notification of the subadviser's Access Persons in accordance with Rule 17j-1(d)(4); and

     - requires the subadviser's Access Persons who are Investment Personnel to obtain the pre-clearances required by Rule 17j-1(e);

-    REPORTS AND CERTIFICATIONS

Each subadviser must provide an annual report and certification to John Hancock Advisers, LLC and the fund's trustees in accordance with Rule 17j-1(c)(2)(ii). The subadviser must also provide other reports or information that John Hancock Advisers, LLC may reasonably request.

-    RECORDKEEPING REQUIREMENTS

The subadviser must maintain all records for its Access Persons as required by Rule 17j-1(f).

APPENDIX E: ADMINISTRATION AND RECORDKEEPING

-    ADOPTION AND APPROVAL

The trustees of a John Hancock fund must approve the code of ethics of an adviser, subadviser or affiliated principal underwriter before initially retaining its services.

Any material change to a code of ethics of a John Hancock fund, John Hancock Funds, LLC, John Hancock Advisers, LLC or a subadviser to a fund must be approved by the trustees of the John Hancock fund, including a majority of trustees who are not interested persons, no later than six months after adoption of the material change.

-    ADMINISTRATION

No less frequently than annually, John Hancock Funds, LLC, John Hancock Advisers, LLC, each subadviser and each John Hancock fund will furnish to the trustees of each John Hancock fund a written report that:

     - describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, and

     - certifies that each entity has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.

-    RECORDKEEPING

The Compliance Department will maintain:

     - a copy of the current code of ethics for John Hancock Funds, LLC, John Hancock Advisers, LLC, and each John Hancock fund, and a copy of each code of ethics in effect at any time within the past five years.

     - a record of any violation of the code of ethics, and of any action taken as a result of the violation, for six years.

     - a copy of each report made by an Access person under the code of ethics, for six years (the first two years in a readily accessible place).

     - a record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics. This record will also indicate who was responsible for reviewing these reports.

     - a copy of each code of ethics report to the trustees, for six years (the first two years in a readily accessible place).

     - a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Investment Access person of initial public offering securities or private placement securities, for six years.

[LEGG MASON FUNDS LOGO]

                                   LEGG MASON

                                FUNDS MANAGEMENT

                                 CODE OF ETHICS

                              Dated: May 31, 2003

                                TABLE OF CONTENTS

         Topic                                                                      Page
         -----                                                                      ----
I.       Introduction                                                                 1

         A.       Individuals Covered by the Code                                     1

         B.       Fiduciary Duty                                                      1

                  1.       The Funds Come First                                       1
                  2.       Avoid Taking Advantage                                     1
                  3.       Comply with the Code                                       1

         C.       Application of the Code to Independent Fund Directors               1

         D.       Application of the Code to Interested Directors                     1

II.      Personal Securities Transactions                                             2

         A.       Preclearance Requirements for Access Persons                        2

                  1.       General Requirement                                        2
                  2.       Trade Authorization Requests                               2
                  3.       Review of Form                                             2
                  4.       Length of Trade Authorization Approval                     2
                  5.       No Explanation Required for Refusals                       3

         B.       Execution of Personal Securities Transactions                       3

         C.       Prohibited Transactions                                             3

                  1.       Always Prohibited Securities Transactions                  3

                           a.       Inside Information                                3
                           b.       Market Manipulation                               3
                           c.       Others                                            3

                  2.       Generally Prohibited Securities Transactions               3

                           a.       Initial Public Offerings
                                    (Investment Personnel only)                       3
                           b.       One Day Blackout
                                    (all Access Persons)                              3
                           c.       Seven-Day Blackout
                                    (Portfolio Managers only)                         4
                           d.       60-Day Blackout (Investment
                                    Personnel only)                                   4

                           e.       Private Placements (Investment
                                    Personnel only)                                   4

         D.       Exemptions                                                          4

                  1.       Exemptions from Preclearance and Treatment as
                           a Prohibited Transaction                                   4

                           a.       Mutual Funds                                      5
                           b.       No Knowledge                                      5
                           c.       Legg Mason, Inc. Stock                            5
                           d.       Certain Corporate Actions                         5
                           e.       Systematic Investment Plans                       5
                           f.       Option-Related Activity                           5
                           g.       Commodities, Futures, and Options
                                    on Futures                                        5
                           h.       Rights                                            5
                           i.       Miscellaneous                                     5

                  2.       Exemption from Treatment as a Prohibited Transaction       6

                           a.       De Minimis Transactions                           6

                                    i.       Equity Securities                        6
                                    ii.      Fixed Income Securities                  6

                           b.       Options on Broad-Based Indices                    6

         E.       Reporting Requirements                                              6

                  1.       Initial and Periodic Disclosure of Personal Holdings
                           by Access Persons                                          6
                  2.       Transaction and Periodic Statement Reporting
                           Requirements                                               6
                  3.       Independent Fund Directors                                 7
                  4.       Disclaimers                                                7
                  5.       Availability of Reports                                    7

III. Fiduciary Duties                                                                 8

         A. Confidentiality                                                           8

         B. Gifts                                                                     8

                  1.       Accepting Gifts                                            8
                  2.       Solicitation of Gifts                                      8
                  3.       Giving Gifts                                               8

         C.       Corporate Opportunities                                             8

         D.       Undue Influence                                                     8

         E.       Service as a Director                                               9

IV.      Compliance with the Code of Ethics                                           9

         A.       Code of Ethics Review Committee                                     9

                  1.       Membership, Voting and Quorum                              9
                  2.       Investigating Violations of the Code                       9
                  3.       Annual Reports                                             9

         B.       Remedies                                                            9

                  1.       Sanctions                                                  9
                  2.       Review                                                    10

         C.       Exceptions to the Code                                             10

         D.       Inquiries Regarding the Code                                       10

V.       Definitions                                                                 10

         "Access Person"                                                             10
         "Beneficial Interest"                                                       11
         "Code"                                                                      12
         "Code of Ethics Review Committee"                                           12
         "Compliance Officer"                                                        12
         "Equivalent Security"                                                       12
         "Immediate Family"                                                          12
         "Independent Fund Director"                                                 12
         "Interested Director"                                                       12
         "Investment Personnel" and "Investment Person"                              13
         "Legg Mason Legal and Compliance"                                           13
         "Legg Mason Fund" and "Fund"                                                13
         "Legg Mason Funds Management"                                               13
         "LMM, LLC"                                                                  13
         "Non-Employee Director"                                                     13
         "Portfolio Manager"                                                         13
         "Preclearance Officer"                                                      13
         "Securities Transaction"                                                    13
         "Security"                                                                  13

VI.      Appendices to the Code                                                      14

Appendix 1  -      Contact Persons                                         i
Appendix 2  -      Acknowledgement of Receipt of Code of Ethics
                   and Personal Holdings Report                            ii
Appendix 3  -      Trade Authorization Request for Access Persons          iv
Appendix 4  -      Certification of Access Person's Designee               v
Appendix 5  -      Acknowledgement of Receipt of Code of Ethics
                   (Independent Fund Directors)                            vi
Appendix 6  -      Form Letter to Broker, Dealer or Bank                   vii
Appendix 7  -      Certification of No Beneficial Interest                 viii
Appendix 8  -      New Account(s) Report                                   ix

I.       INTRODUCTION

         A. Individuals Covered by the Code. All Access Persons(1) are subject to the provisions of this Code.

         B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to the Legg Mason Funds and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Funds.

         As fiduciaries, Access Persons must at all times comply with the following principles:

                  1. The Funds Come First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Legg Mason Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

                  2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with a Legg Mason Fund or a Fund Adviser could call into question the exercise of an Access Person's independent judgment.

                  3. Comply With the Code. Doubtful situations should be resolved in favor of the Legg Mason Funds. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

         C. Application of the Code to Independent Fund Directors. This Code applies to Independent Fund Directors and requires Independent Fund Directors to report certain Securities Transactions in which they have a Beneficial Interest to the Legg Mason Legal and Compliance in accordance with
Section II.E.3. However, provisions of the Code requiring preclearance of trades (Section II.A.), execution of personal trades through Legg Mason (Section II.B.), prohibited transactions (Section II.C.), disclosure of personal holdings, transactions and accounts (Sections II.E.1, and 2), receipt of gifts (Section III.B.), corporate opportunities (Section III.C.), and restrictions on serving as a director of a publicly-traded company (Section III.E.) do not apply to Independent Fund Directors.

         D. Application of the Code to Interested Directors. This Code applies to Interested Directors and requires Interested Directors to disclose information regarding personal holdings, securities transactions, and accounts in accordance with Sections II.E.1, and 2. However, the provisions of the Code requiring execution of trades through Legg Mason (Section II.B.),

---------------------
(1) Capitalized words are defined in Section V (Definitions).

preclearance of trades (Section II.C.), receipt of gifts (Section III.B.), and restrictions on serving as a director of a publicly traded company (Section III.E.) do not apply to Interested Directors.

II.      PERSONAL SECURITIES TRANSACTIONS

         A.       Preclearance Requirements for Access Persons.

                  1. General Requirement. Except for the transactions specified in Section II.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

                  2. Trade Authorization Requests. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix 3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

                           In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Preclearance Officer.

                           Proposed Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer.

                  3. Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions on behalf of Legg Mason Funds Management or LMM, LLC Funds, as necessary, and
                           (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for the Appropriate Compliance Department and provide one copy to the Access Person seeking authorization.

                           NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

                  4. Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation,
                           (2) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or
                           (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

                  5. No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

         B. Execution of Personal Securities Transactions. Unless an exception is provided in writing by a Legg Mason Funds Management Compliance Officer, all transactions in Securities subject to the preclearance requirements shall be executed through Legg Mason Wood Walker, Incorporated.

         C.       Prohibited Transactions.

                  1. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

                           a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

                           b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                           c. Others. Any other transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

                  2. Generally Prohibited Securities Transactions. Unless exempted by Section II.D, the following Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

                           a. Initial Public Offerings (INVESTMENT PERSONNEL ONLY). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

                           b. One Day Blackout (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person on any day during which any Fund has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

                           c. Seven-Day Blackout (LEGG MASON FUNDS MANAGEMENT OR LMM, LLC PORTFOLIO MANAGERS
                                    ONLY). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Fund managed by that Portfolio Manager. For example, if a Fund trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest;

                           d.       60-Day Blackout (INVESTMENT PERSONNEL ONLY).
                                    (1) Purchase of a Security in which an
                                    Investment Person thereby acquires a
                                    Beneficial Interest within 60 days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (2) sale of a Security in which an Investment Person has a Beneficial Interest within 60 days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Fund held the same Security at any time during the 60 day period prior to the proposed Securities transaction; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with
                                    Section IV.B.I. Of course, Investment
                                    Personnel must place the interests of the Funds first; they may not avoid or delay purchasing or selling a security for a Fund in order to profit personally; and

                           e.       Private Placements (INVESTMENT PERSONNEL
                                    ONLY). Acquisition of a Beneficial Interest in Securities in a private placement by Investment Personnel is strongly discouraged. A Preclearance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Legg Mason Funds Management Compliance Officer. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Fund, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

         D.       Exemptions.

                  1. Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.C.2:

                           a. Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to the Legg Mason Funds);

                           b. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

                           c. Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock;

                           d. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                           e. Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person;

                           f. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security;

                           g. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures;

                           h. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                           i. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

                  2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C.2. THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN SECTION II.A:

                           a.       De Minimis Transactions. The prohibitions in
                                    Section II.C.2.b and c are not applicable to the following transactions:

                                    i.       Equity Securities. Any equity
                                             Security Transaction, or series of
                                             related transactions, effected over
                                             a thirty (30) calendar day period,
                                             involving 1000 shares or less in
                                             the aggregate if the issuer of the
                                             Security is listed on the New York
                                             Stock Exchange or has a market
                                             capitalization in excess of $1
                                             billion.

                                    ii.      Fixed-Income Securities. Any fixed
                                             income Security Transaction, or
                                             series of related transactions,
                                             effected over a thirty (30)
                                             calendar day period, involving
                                             $100,000 principal amount or less
                                             in the aggregate.

                           b.       Options on Broad-Based Indices. The
                                    prohibitions in Section II.C.2. b, c, and d are not applicable to any Securities Transaction involving options on the following broad-based indices: the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap. The exempt broad-based indices may be changed from time to time at the discretion of a Legg Mason Funds Management Compliance Officer or the Code of Ethics Review Committee.

         E.       Reporting Requirements

                  1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person (including an Interested Director but not an Independent Fund Director) must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2).

                  2. Transaction and Periodic Statement Reporting Requirements. An Access Person (including an Interested Director but not an Independent Fund Director) must arrange for the Legg Mason Funds Management Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Unless a written exception is granted by a Preclearance Officer, an Access Person must also arrange for the Appropriate Compliance Department to receive directly from any mutual fund that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of periodic statements (no less frequently than quarterly) for each account in which such Access Person has a Beneficial Interest. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

                           IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, BANK, OR MUTUAL FUND THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY THE LEGG MASON FUNDS MANAGEMENT COMPLIANCE OFFICER IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN. Access Persons may (but are not required to) report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 8.

                           If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Legg Mason Funds Management Compliance Officer.

                  3. Independent Fund Directors. Within ten (10) days of being designated an Independent Fund Director and thereafter on an annual basis, an Independent Fund Director must acknowledge receipt and review of the Code of Ethics on the Acknowledgement of Receipt of Code of Ethics (Appendix 5). Each Independent Fund Director must also report to the Appropriate Compliance Department any Securities Transaction in which the Independent Fund Director has or acquires a Beneficial Interest if the Independent Fund Director knew, or in the ordinary course of fulfilling his or her duty as a director of a Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction such Security (or an Equivalent Security) was or would be purchased or sold by the Fund, or such purchase or sale was or would be considered by the Fund.

                  4. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                  5. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors of each Fund Adviser employing the Access Person, the Board of Directors of each Legg Mason Fund, the Code of Ethics Review Committee, Legg Mason Legal and Compliance, Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission, and any attorney or agent of the foregoing or of the Legg Mason Funds.

III.     FIDUCIARY DUTIES

         A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds, except to persons whose responsibilities require knowledge of the information.

         B. Gifts. The following provisions on gifts apply to all Investment Personnel.

                  1. Accepting Gifts. On occasion, because of their position with the Legg Mason Funds, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Legg Mason Funds Management. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                           If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must immediately inform the Legg Mason Funds Management Compliance Officer.

                  2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

                  3. Giving Gifts. Absent the approval of a Legg Mason Funds Management Compliance Officer, an Access Person may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

         C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any Fund or Fund Adviser. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to the Fund Adviser for the relevant Fund.

         D. Undue Influence. Access Persons may not cause or attempt to cause any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Fund, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Legg Mason Funds Management Compliance Officer). The person to whom the Access Person reports the interest, in consultation with the Legg Mason Funds Management Compliance Officer, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

         E. Service as a Director. No Investment Person may serve on the board of directors of a publicly-held company (other than the Fund Advisers, their affiliates, and the Funds) absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.      COMPLIANCE WITH THE CODE OF ETHICS

         A.       Code of Ethics Review Committee

                  1. Membership, Voting and Quorum. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall be a member of Legg Mason Legal and Compliance.

                  2. Investigating Violations of the Code. The Legg Mason Funds Management Compliance Officer is responsible for investigating any suspected violation of the Code and, to the extent the violation is related to the Legg Mason Funds, shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code that relates to the Legg Mason Funds. Any material violation relating to the Legg Mason Funds will be reported to the Board of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

                  3. Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason Fund:

                           a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

                           b. Identifying any material violation during the past year; and

                           c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

         B.       Remedies

                  1. Sanctions. If the Legg Mason Funds Management Compliance Officer or the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Legg Mason Funds Management Compliance Officer and the Code of Ethics Review Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Legg Mason Funds Management Compliance Officer and the Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Legg Mason Funds Management Compliance Officer or the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by either the Legg Mason Funds Management Compliance Officer or the Code of Ethics Review Committee. Failure to promptly abide by a directive from the Legg Mason Funds Management Compliance Officer or the Code of Ethics Review Committee to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of the Code of Ethics Review Committee may review his or her own transaction.

                  2. Review. The Board of Directors of the relevant Legg Mason Funds may modify sanctions imposed by the Code of Ethics Review Committee as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

         C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Legg Mason Funds Management Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if, in the opinion of the Compliance Officer, the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

         D. Inquiries Regarding the Code. The Legg Mason Funds Management Compliance Officer will answer any questions about this Code or any other compliance-related matters.

V.       DEFINITIONS

         When used in the Code, the following terms have the meanings set forth below:

         "ACCESS PERSON" means:

         (1)      every director or officer of Legg Mason Funds Management;

         (2) every employee of Legg Mason Funds Management, who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund;

         (3) every natural person in a control relationship with a Legg Mason Fund or a Fund Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

         (4) any director, officer or employee of Legg Mason Wood Walker, Incorporated who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for any of the Legg Mason Funds, or whose functions or duties as a part of the ordinary course of his or her business relate to the making of any recommendation to such investment company concerning the purchase or sale of Securities; and

         (5) such other persons as a Legg Mason Funds Management Compliance Officer or Legg Mason Legal and Compliance shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of a Legg Mason Funds Management Compliance Officer or Legg Mason Legal and Compliance. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

         "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

         An Access Person is deemed to have a Beneficial Interest in the following:

                  (1)      any Security owned individually by the Access Person;

                  (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

                  (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

                           a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

                           b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

         In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Legg Mason Funds Management Compliance

Officer or Legg Mason Legal and Compliance with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legg Mason Funds Management Compliance Officer or Legg Mason Legal and Compliance. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and
(5) promulgated under the Securities Exchange Act of 1934, as amended.

         "CODE" means this Code of Ethics, as amended.

         "CODE OF ETHICS REVIEW COMMITTEE" means the Legg Mason Funds Code of Ethics Review Committee as set forth on Appendix 1.

         "COMPLIANCE OFFICER" means Legg Mason Funds Management's designated Compliance Officer, or Deputy Compliance Officer.

         "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, that is exchangeable for or convertible into the underlying Security including but not limited to: options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

child             grandparent          son-in-law
stepchild         spouse               daughter-in-law
grandchild        sibling              brother-in-law
parent            mother-in-law        sister-in-law
stepparent        father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that a Legg Mason Funds Management Compliance Officer or Legg Mason Legal and Compliance determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "INDEPENDENT FUND DIRECTOR" means an independent director of a Legg Mason Fund.

         "INTERESTED DIRECTOR" means a director of a Legg Mason Fund or Fund Adviser that is not independent but does not, in the ordinary course of his or her business, obtain information regarding the purchase or sale of Securities for any of the Legg Mason Funds or perform any functions or duties that relate to the making of recommendations to any such Fund concerning the purchase or sale of securities.

         "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean:

         (1)      Each Portfolio Manager;

         (2) Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund, including an Access Person who designs a model portfolio, or who helps execute a Portfolio Manager's decision; and

         (3) Any natural person who controls a Fund or a Fund Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Securities by a Fund.

         "LEGG MASON LEGAL AND COMPLIANCE" means the Asset Management Group of the Legal and Compliance Department of Legg Mason Wood Walker, Incorporated.

         "LEGG MASON FUND" and "FUND" mean an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is sponsored by Legg Mason, Inc. and its affiliates.

         "LEGG MASON FUNDS MANAGEMENT" means Legg Mason Funds Management, Inc.

         "LMM, LLC" means LMM, LLC.

         "NON-EMPLOYEE DIRECTOR" means a director of Legg Mason Funds Management that is not an employee of Legg Mason Funds Management and does not, in the ordinary course of his or her business, obtain information regarding the purchase or sale of Securities for any Legg Mason Fund or perform any functions or duties that relate to the making of recommendation to any such Fund concerning the purchase or sale of securities.

         "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund.

         "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

         "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI. APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1.  Contact Persons;

     Appendix 2.  Acknowledgement of Receipt of Code of Ethics and Personal
                  Holdings Report;

     Appendix 3.  Trade Authorization Request for Access Persons;

     Appendix 4.  Certification of Access Person's Designee;

     Appendix 5.  Acknowledgement of Receipt of Code of Ethics (Independent Fund
                  Directors);

     Appendix 6.  Form Letter to Broker, Dealer, Bank, or Mutual Fund;

     Appendix 7.  Certification of No Beneficial Interest;

     Appendix 8.  New Account(s) Report;

                                   APPENDIX 1

                                 CONTACT PERSONS

FUNDS MANAGEMENT COMPLIANCE OFFICER

         Jennifer W. Murphy

FUNDS MANAGEMENT DEPUTY COMPLIANCE OFFICER

         Laura A. Boydston

PRECLEARANCE OFFICERS

         Jennifer W. Murphy
         Laura A. Boydston

DESIGNEES OF PRECLEARANCE OFFICER

         Andrew J. Bowden

LEGG MASON LEGAL AND COMPLIANCE DEPARTMENT

         Gregory T. Merz
         Neil P. O'Callaghan

CODE OF ETHICS REVIEW COMMITTEE

         Peter L. Bain
         Neil P. O'Callaghan
         Mark R. Fetting
         Jennifer W. Murphy
         Edward A. Taber, III

                                   APPENDIX 2

                ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND
                            PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Code of Ethics dated May 31, 2003 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section II.D.1 of the Code.

3. In accordance with Section II.E.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.       I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.E.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

         (1) Provide the information requested below for each account that you maintain with a broker, dealer, bank, or mutual fund (including accounts you maintain at Legg Mason). INDICATE "NONE" IF APPROPRIATE.

NAME OF BROKER, DEALER,
 BANK, OR MUTUAL FUND     ACCOUNT TITLE   ACCOUNT NUMBER
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

                     (Attach a separate sheet if necessary)

         (2) Attach the most recent account statement for each account identified above that is not maintained at Legg Mason Wood Walker, Incorporated.

         (3) If you own Beneficial Interests in Securities that are not listed on an attached account statement or in an account maintained at Legg Mason Wood Walker, Incorporated, list them below. Include private equity investments. INDICATE "NONE" IF APPROPRIATE.

 NAME OF BROKER,                                             NUMBER OF
DEALER, BANK, OR   ACCOUNT   ACCOUNT                      SHARES/PRINCIPAL
   MUTUAL FUND      TITLE    NUMBER    NAME OF SECURITY        AMOUNT
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

                      (Attach separate sheet if necessary)

7. (INVESTMENT PERSONNEL ONLY) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies (other than Fund Advisers, their affiliates, and the Funds) on which I serve as a member of the board of directors. INDICATE "NA" OR "NONE" IF APPROPRIATE.

NAME OF COMPANY   BOARD MEMBER SINCE
------------------------------------

------------------------------------

------------------------------------

------------------------------------

------------------------------------

8.       I certify that the information on this form is accurate and complete.

___________________________
Access Person's Name

___________________________                          ___________________________
Access Person's Signature                                 Date

                                   APPENDIX 3

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.       Name of Access Person:                       __________________________

2.       Account Title:                               __________________________

3.       Account Number:                              __________________________

4.       Name of Security:                            __________________________

5.       Maximum number of shares or units to
         be purchased or sold or amount of bond:      __________________________

6.       Name and phone number of broker to
         effect transaction:                          __________________________

7.       Check applicable boxes: Purchase - Sale -  Market Order - Limit Order -

8. In connection with the foregoing transaction, I hereby make the following representations and warranties:

         (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

         (b) I am not aware that any Legg Mason Fund has an open order to buy or sell the Security or an Equivalent Security.

         (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Legg Mason Fund to profit by the market effect of such Fund transaction.

         (d) (Investment Personnel Only). The Security is not being acquired in an initial public offering.

         (e) (Investment Personnel Only). The Security is not being acquired in a private placement or, if it is, I have reviewed
                  Section II.C.3. of the Code and have attached hereto a written explanation of such transaction.

         (f) (Investment Personnel Only). If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Fund managed by my immediate employer, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

         (g) (Investment Personnel Only) If I am selling the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Fund managed by my immediate employer, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

         (h) I believe that the proposed trade fully complies with the requirements of the Code.

__________________________  __________________________ _________________________
Access Person's Signature   Date                       Time

                          TRADE AUTHORIZATION OR DENIAL
                    (TO BE COMPLETED BY PRECLEARANCE OFFICER)

_____________________________________  ____________________ ____________________
Name of Preclearance Officer          Date                 Time

_____________________________________
Signature of Preclearance Officer      - Approval           - Denied

                                   APPENDIX 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

         The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.

                                               _________________________________
                                               Access Person's Designee

                                               _________________________________
                                               Print Name

                                               _________________________________
                                               Date

                                   APPENDIX 5

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS
                          (INDEPENDENT FUND DIRECTORS)

I acknowledge that I have received the Code of Ethics dated May 31, 2003 and represent that:

         1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

         2. I will report all Securities Transactions required to be reported under Section II.E.3 of the Code in which I have or acquire a Beneficial Interest.

         3. I will comply with applicable provisions of the Code of Ethics in all other respects.

                                               _________________________________
                                               Director's Signature

                                               _________________________________
                                               Print Name

                                               _________________________________
                                               Dated

                                   APPENDIX 6

                    FORM OF LETTER TO BROKER, DEALER, OR BANK

                                     (Date)

(Name
and Address)

         Subject:          Account #____________________

Dear ____________________:

         My employer, Legg Mason Funds Management, Inc., is an investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                                Laura A. Boydston
                          100 Light Street, 21st Floor,
                               Baltimore, MD 21201

         Thank you for your cooperation. If you have any questions, please contact me or (Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports) at _______________________________.

                                               Sincerely,

                                               (Name of Access Person)

                                   APPENDIX 7

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

                                                               Brokerage Firm
               Relationship of Immediate                    (Include Legg Mason
Account Name   Family Member               Account Number        Accounts)
------------   -------------------------   --------------   -------------------

I certify that with respect to each of the accounts listed above (initial appropriate boxes):

         [ ] I do not own individually or jointly with others any of the securities held in the account.

         [ ] I do not possess or exercise decision-making authority over the account.

         [ ] I do not act as a broker or investment adviser representative for the account.

I agree that I will notify the Legg Mason Funds Management Compliance Officer or Legg Mason Legal and Compliance immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

                                               _________________________________
                                               Access Person's Signature

                                               _________________________________
                                               Print Name

                                               _________________________________
                                               Date

                                   APPENDIX 8

                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:

 DATE     NAME OF BROKER, DEALER,
OPENED     BANK, OR MUTUAL FUND      ACCOUNT TITLE    ACCOUNT NUMBER
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

                                            ____________________________________
                                            Access Person's Name  (Please print)

                                            ____________________________________
                                            Access Person's Signature

                                            ____________________________________
                                            Date

                           SECOND AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC

         This Second Amended and Restated Code of Ethics (herein, "this Code" or "this Code of Ethics") has been adopted as of January 1, 2003, by Pzena Investment Management LLC, formerly known as RS Pzena Investment Management, L.L.C. (the "Adviser"), a registered investment adviser to the registered investment companies from time to time identified on Schedule A hereto (the "Funds"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204-2 of the Investment Advisers Act of 1940, as amended (hereinafter Rule 17j-1 and Rule 204-2 shall be collectively referred to as the "Rules"). This Code of Ethics is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds and the Adviser's other advisory accounts may breach their fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

         This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others, shareholders of the Funds, to conduct their personal securities transactions in a manner which does not interfere with Funds' transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions.

         1. Purpose. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1, designed to give effect to the general prohibitions set forth in Rule 17j-1(a), to wit:

            "It shall be unlawful for any affiliate (which broadly includes all officers, directors, members, owners and employees) of a registered investment company or any affiliate of the Adviser, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such registered investment company to:

             (a) employ any device, scheme or artifice to defraud such registered investment company;

             (b) make to such registered investment company any untrue statement of a material fact, or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

             (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

             (d) engage in any manipulative practice with respect to such registered investment company.

         2. Access Person Provisions. All Access Persons (as defined below) covered by this Code are required to file reports of their Personal Securities Transactions (as defined below), excluding exempted securities, as provided in
Section 9 below and, if they wish to trade in the same securities as any of the Funds or the Adviser's other advisory accounts, must comply with the specific procedures in effect for such transactions.

            The reports of Access Persons will be reviewed and compared with the activities of the Funds and the Adviser's other advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Adviser's Executive Committee who will make appropriate inquiries and decide what action, if any, is then appropriate.

         3. Implementation. In order to implement this Code of Ethics, a Compliance Officer and one or more alternate Compliance Officers (each an "Alternate") shall be designated from time to time for the Adviser. The current Compliance Officer is Katherine Kozub Grier; the Alternates are Amelia C. Jones and Richard S. Pzena.

              The duties of the Compliance Officer, and each Alternate shall include:

             (a) Continuous maintenance of a current list of the names of all Access Persons with a description of their title or employment;

             (b) Furnishing all Access Persons with a copy of this Code of Ethics, and initially and periodically informing them of their duties and obligations thereunder;

             (c) Maintaining, or supervising the maintenance of, all records required by this Code of Ethics;

             (d) Maintaining a list of the Funds which the Adviser advises and updating Schedule A of this Code of Ethics;

             (e) Determining with the assistance of an Approving Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

             (f) Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rules and this Code of Ethics;

             (g) Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code of Ethics to the Adviser;

             (h) Submitting periodic reports to the Executive Committee of the Adviser containing: (i) a description of any violation and the sanction imposed; (ii) a description of any transactions which suggest the possibility of a violation; (iii) interpretations issued by and any exemptions or waivers found appropriate by the Compliance Officer; and (iv) any other significant information concerning the appropriateness of this Code of Ethics; and

             (i) Submitting a report at least annually to the managing members of the Adviser which: (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year; (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation of this Code of Ethics through orientation and training programs and on-going reminders.

         4. Definitions. For purposes of the Code of Ethics:

             (a) "Access Person" means any manager, director, executive officer, Advisory Person (as defined below) or Investment Person (as defined below); but does not include clerical, secretarial or solely administrative personnel, other than administrative assistants to any Investment Person.

             (b)  "Advisory Person" means

                  (i) any non-executive permanent employee of the Adviser or of any Company in a Control Relationship with the Adviser, who, in connection with his or her regular functions or duties, actively participates in the investment activities of the Funds and the Adviser's other advisory accounts, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security, employees who make recommendations with respect to the purchase and sale of Securities, and research analysts who investigate potential investments ; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and

                  (ii) any natural person in a Control Relationship with the Adviser who obtains information concerning current recommendations made to the Funds and the Adviser's other advisory accounts with regard to the purchase or sale of a Security.

                  For purposes of this Code of Ethics, it is understood and agreed that a person does not become an Advisory Person or an Access Person simply by virtue of the following:

                  - Normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or

                  - A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

             (c) "Approving Officer" means Richard S. Pzena, John Goetz, William Lipsey, Amelia Jones or any other executive officer of the Adviser who also serves on the Executive Committee thereof.

             (d) A security is "being considered for purchase or sale" when (i) a recommendation to purchase or sell a security has been made by the Adviser to a Fund and/or the Adviser's other advisory accounts, or (ii) the Adviser seriously considers making such a recommendation.

             (e) "Beneficial Ownership" shall mean any interest by which an Advisory Person or Access Person, or any member of such Advisory Person's or Access Person's household (i.e., spouse, child or stepchild, parent, sibling or other relative living in the same home) , can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security. Without limiting the foregoing, the term "Beneficial Ownership" also shall be interpreted with reference to the definition of Beneficial Ownership contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission ("SEC"). Thus, an Advisory Person or Access Person may be deemed to have beneficial ownership of Securities held in accounts in such person's own name, such person's spouses name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including, trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements.

             (f)  Intentionally omitted.

             (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

             (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting Securities of any Company shall be presumed not to control such Company.

             (i)  "Exempt Transactions" means the transactions described in
                  Section 7 hereof.

             (j) "Investment Person" means any personnel of the Adviser who in connection with their regular duties, actively make purchase, sale and other investment decisions for the Funds and/or Advisor's other advisory clients with respect to a Security, including, without limitation, Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and research analyst who are directly responsible for the Security.

             (k) "Personal Security Transaction" means, for any Access Person, a purchase or sale of a Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

             (l) "Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security. In addition, the "sale of a Security" also includes the disposition by an Access Person of that security by donation or gift. On the other hand, the acquisition by an Access Person of a security by inheritance or gift is not treated as a "purchase" of that Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under Section 7(b) below.

             (m) "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         5. Prohibited Transactions.

             (a) No Access Person, including an Investment Person, or any member of such person's immediate family, can enter into a Personal Security Transaction with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Advisor, or that such Security is the subject of an outstanding purchase or sale order by the Funds/and or other advisory accounts of the Advisor;

             (b) Except under the circumstances described in Section 6 hereof, no Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase or sell any Security within five (5) business days before or after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Advisor;

             (c) No Access Person, including an Investment Person, shall be permitted to effect a short term trade (i.e. to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) of securities which are the same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Advisor unless and until the Funds/and or other advisory accounts of the Advisor have effected a transaction which is the same as the Access Person's contemplated transaction;

             (d) If a Security is or has been the subject of a recommendation to the Funds and/or other advisory accounts of the Advisor, no Access Person shall be permitted to trade such Security except as provided in Section 6 below;

             (e) No Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

             (f) No Access Person, including an Investment Person, shall, without the express prior approval of the Compliance Officer, acquire any Security in a private placement, and if a private placement Security is acquired, such Access Person must disclose that investment when he/she becomes aware of the Adviser's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the Compliance Officer;

             (g) No Access Person, including an Investment Person, shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of Adviser or any of the Funds/and or other advisory accounts of the Advisor. For purposes hereof, "de minimis value" shall mean a value of less than $100, or such higher amount as may be set forth in NASD Conduct Rule 3060 from time to time; and

             (h) No Access Person, including an Investment Person, may serve on the Board of Directors or Trustees of a publicly-traded corporation or business entity without the prior written approval of the Compliance Officer. Prior written approval of the Compliance Officer is also required in the following two
                  (2) additional scenarios:

                  - Advisory Committee positions of any business entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

                  - Positions on the Board of Directors, Trustees or any Advisory Committee of a PIM client or any potential client who is actively considering engaging PIM's investment advisory services.

         6. Access Person Trading Exceptions. Notwithstanding the prohibitions of Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business days after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Advisor if:

             (a) the purchase or sale of the Security by the Access Person is not contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Advisor (e.g., the sale of a Security after a Funds/and or other advisory accounts of the Advisor purchases the Security); and

             (b) the purchase or sale of the Security is grouped together with the purchase or sale of the Security for the Adviser's managed accounts, including the Funds, that are purchasing or selling the Security; or

             (c) the purchase or sale of the Security is approved or allocated to the Access Person's account only after the Adviser's managed accounts, including the Funds, have each received their full allocation of the Security purchased or sold on that day.

             In addition, if the Access Person's transaction is contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Advisor (e.g., the Access Person wants to buy a Security the Funds or other advisory accounts are selling or trimming), the Access Person may still enter into the transaction if, and only if, the Access Person's transaction meets the following criteria: (a) the Access Person is not an Investment Person, a person in a Control Relationship with the Advisor, or the analyst or trader who is directly responsible for the Security which is the subject of the transaction,
(b) the number of shares involved in the Access Person's transaction is not greater than the average daily trading volume of such Security for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Advisor's Chief Executive Officer (Rich Pzena) has approved the trade in advance by signing the Securities Transaction Preclearance Request Form with respect to such transaction;

         7. Exempt Transactions. Neither the prohibitions nor the reporting requirements of this Code shall apply to:

             (a) Purchases or sales of Securities for an account over which an Access Person has no direct control and does not exercise indirect control;

             (b)  Involuntary purchases or sales made by an Access Person;

             (c) Purchases which are part of an automatic dividend reinvestment plan; or

             (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

         8. Pre-Clearance Requirement.

             (a) Unless an exception is granted by the Compliance Officer after consultation with and approval by the Company's Executive Committee, each Access Person must obtain preclearance of any Personal Security Transaction from an Approving Officer. Pre-clearance must be obtained by completing, signing and submitting to the Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) supplied by the Adviser and obtaining the signature of an Approving Officer and/or the Chief Executive Officer, as applicable;

             (b) All pre-cleared Personal Securities Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics; and

             (c) In addition to the restrictions contained in Section 5 hereof, an Approving Officer may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  (i) whether an amount or the nature of the transaction or person making it is likely to effect the price or market of the security; and

                  (ii) whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the Funds.

The preclearance requirement does not apply to Exempt Transactions. In case of doubt, the Access Person may present a Securities Transaction Preclearance Request Form to the Compliance Officer, indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.

         9. Reporting Requirements. Upon becoming an Access Person, each individual shall provide a listing of all securities directly or indirectly beneficially owned by the Access Person at the time he or she becomes an Access Person. Thereafter:

             (a) All Access Persons must direct their brokers to supply the Compliance Officer on a timely basis, with duplicate copies of confirmations of all Personal Securities Transactions and duplicate monthly statements for all Personal Securities Accounts.;

             (b) Such duplicate statements and confirmations must contain the following information:

                  (i) The date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                  (ii) Title, CUSIP number (if any), number of shares and principal amount of each security and the price at which the transaction was effected; and

                  (iii) The name of the broker, dealer or bank with or through whom the transaction was effected;

             (c) All Access Persons covered by this Code shall provide quarterly transaction reports confirming that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

             (d) Any statement, confirmation or report submitted in accordance with this Section 9 may, at the request of the Access Person submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates;

             (e) All Access Persons shall certify in writing annually, that they have read and understand this Code of Ethics and have complied with the requirements hereof and that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto.

             (f) The Compliance Officer shall retain a separate file for each Access Person which shall contain the monthly account statements duplicate confirmations, quarterly and annual reports listed above and all Securities Transaction Preclearance Forms whether approved or denied.

         10. Review. The Compliance Officer shall compare all preclearance requests, confirmations and quarterly reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds and of all other advisory clients of the Adviser to determine whether a possible violation of this Code of Ethics and/or other applicable trading procedures may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

         If the Compliance Officer or Alternate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Adviser, submit a written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the managing members of the Adviser, who shall make an independent determination of whether a violation has occurred.

         No person shall review his or her own report. If a securities transaction of the Compliance Officer is under consideration, the Alternate shall act in all respects in the manner prescribed herein for the Compliance Officer.

         11. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics, and may include suspension or termination of employment, a letter of censure and/or requiring restitution of an amount equal to the difference between the price paid or received by the Funds and the more advantageous price paid or received by the offending person; except that sanctions for violation of this Code of Ethics by an Independent Trustee of the Funds will be determined by a majority vote of its other Independent Trustees.

         12. Required Records. The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

             (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

             (b) A record of any violation of any such Code of Ethics and of any action taken as a result of such violation in the most recent five (5) year period;

             (c) A copy of each report made by the Compliance Officer within two years (2) from the end of the fiscal year of the Adviser in which such report or interpretation is made or issued (and for an additional three (3) years in a place which need not be easily accessible); and

             (d)  A list of all persons who are, or within the most recent five
                  (5) year period have been, required to make reports pursuant to the Rule and this Code of Ethics.

         13. Amendments and Modifications. This Code of Ethics may be amended or modified from time to time as specifically approved by majority vote of the managing members of the Adviser.

         14. Employee Certification. I have read and understand the terms of the above Amended and Restated Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.

Dated: ____________________

                                               DO NOT SIGN HERE, USE SEPARATE
                                               CERTIFICATION, ATTACHMENT C
                                               [Employee Signature]

                                               _________________________________
                                               [Print Name]

                                   SCHEDULE A

John Hancock Classic Value Fund
(f/k/a Pzena Focused Value Fund)                   June 24, 1997

Hillview Alpha Fund                                September 1, 2000

Liberty All-Star Equity Fund                       October 15, 2003

Liberty All-Star Equity Fund, Variable Series,
a series of Liberty Variable Investment Trust      October 15, 2003

                                   SCHEDULE B

CHIEF EXECUTIVE OFFICER                           RICHARD S. PZENA
MANAGING PRINCIPAL

MANAGING PRINCIPAL, RESEARCH                      JOHN P. GOETZ

MANAGING PRINCIPAL, MARKETING/CLIENT SERVICES     WILLIAM L LIPSEY

MANAGING PRINCIPAL, OPERATIONS& ADMINISTRATION    AMELIA C. JONES

MANAGING PRINCIPAL                                A. RAMA KRISHNA

GENERAL COUNSEL/DIRECTOR OF COMPLIANCE            KATHERINE KOZUB GRIER

DIRECTOR OF CLIENT & PORTFOLIO SERVICES           WAYNE PALLADINO

SENIOR RESEARCH ANALYSTS                          ANTONIO DESPIRITO
                                                  MICHAEL PETERSON
                                                  LAWRENCE J. KOHN
                                                  MANOJ TANDON
                                                  BEN SILVER

RESEARCH ANALYSTS                                 CAROLINE RITTER
                                                  ALLISON FISCH
                                                  SPENCER CHEN

TRADER                                            JAMES KREBS

MARKETING DIRECTOR                                WILLIAM E. CONNOLLY
PRINCIPAL

ADVISORY CONSULTANT                               M. ALLEN CHOZEN

ADMINISTRATION STAFF                              LISA ROTH
                                                  EVAN FIRE
                                                  JAN BYRD
                                                  SUSAN FRUMKES**
                                                  COURTNEY J. HEHRE
                                                  RACHEL WALTZ
                                                  MARISA SAKAGUCHI

PORTFOLIO ACCOUNTING/ADMIN                        KEITH KOMAR
                                                  BRIAN MANN

**Clerical only; not an Access Person

                                  ATTACHMENT A
                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (INITIAL)

         I hereby certify that the following is a complete listing of all securities (other than open-end mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in
Section 4 of the Code of Ethics) by me as of the date hereof.

         NOTE: The term: "securities" includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

                                        Number of Shares or
Name of Security   Type of Security   Principal Value of Bonds   Year Acquired
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

(Use Additional Sheet, if necessary)

___________________________________               ______________________________
Sign Name                                                 Date

___________________________________
Print Name

                                  ATTACHMENT B

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

         I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

         THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED PRIOR TO THE CLOSE OF BUSINESS ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

         Note: A separate form must be used for each security transaction.

         A. TRANSACTION INFORMATION

         (Check One)

         Purchase:______ Sale:_____* Gift/Donation:_____ Short Sale:____ Buy to Cover Short:___

         Name of Security__________________       TICKER SYMBOL ________________

                  _______________________________________________
                  Number of Shares or
                     Principal Amount    Unit Price   Total Price

         *If sale, date acquired:____________________ ##Note: All short-term profits realized from the purchase and sale and sale and purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Advisor within 60 calendar days must be disgorged.

         For Option Transactions Only: Put_____ Call______ Strike Price ______ Expiration Date_______

         For Note/Bond Transactions Only: CUSIP#_________ Maturity Date_______ Coupon Rate________

         B. OTHER INFORMATION

         1. The securities transaction for which I am seeking pre-clearance is contrary to a recommendation to the account of the Funds and/or other advisory clients of Pzena Investment Management (i.e, a so-called "opposite side" trade)

         (Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF RICHARD S. PZENA HERE _________).

         2. I am an Investment Person, a person in a Control Relationship with the Advisor or the analyst or trader who is directly responsible for the Security that is the subject of the proposed transaction (Check
         One) ____ Yes _____ No (IF YES IS CHECKED, PLEASE ANSWER THE FOLLOWING ADDITIONAL QUESTIONS):

         a. Does your knowledge about the Security and its issuer give you reason to believe that the stock is likely to result in a model change, or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check One) ______ Yes ______ No

         b. Is the stock a large cap or small cap stock? (Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF MICHAEL PETERSON (FOR LARGE CAP) OR TONY DESPIRITO (FOR SMALL CAP) HERE________).

         3. The total market cap of the Security is $_____________million (source:_______________)

         4. The average daily trading volume of the Security for the 5 immediately preceding days is _________ shares.

         5. The Security is involved in an initial public offering (IPO) (Check
         One) _____ Yes _____ No

         6. The Security is a private placement? (Check One) _____ Yes _____ No If "yes" is checked, contact the Compliance Officer BEFORE placing a trade or proceeding with approval. Copies of offering documents and subscription materials for the Security must be provided to the Compliance Officer for review before approval for trade will be considered.

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and particularly with the following (I understand and agree that capitalized terms used herein without definition shall have the same meaning herein as is assigned to them in the Code of Ethics):

1. In the case of a purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Advisor, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if the Funds and or other advisory clients of the Advisor buy or sell the same security within five (5) days preceding or subsequent to my transaction.

[ ] Check box if the security is offered through a private placement, if so, contact the Compliance Officer BEFORE placing a trade or proceeding with approval.

Date_________________              Your Signature:______________________________
                                                  Print Name:___________________

PERMISSION: Granted _______
            Denied ________

Date:___________________    Signature:________________________ Approving Officer

Date:___________________    Signature:_________________Chief Executive Officer**

Date:___________________    Signature:______________________Compliance Officer#@

** Required only if transaction is an opposite side trade, i.e., Question B.1. is answered "yes."

#@ Required only if transaction is a private placement, i.e., Question B.6. is answered "yes"

IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT, LLC, ATTN: COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK, NY 10036.

CHECKED FOR COMPLETENESS: ______________________________   DATE:________________
                          Compliance Officer

Date Stamp and Trader Initials Required (except for private placements): _______

                                  ATTACHMENT C

                             EMPLOYEE CERTIFICATION

I have read and understand the terms of the Second Amended and Restated Code of Ethics and the Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading Policy. I hereby agree to abide by the both, as amended.

                                                  ______________________________
                                                  Print Name

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Date

                         SUSTAINABLE GROWTH ADVISERS, LP

                                 CODE OF ETHICS

                                    JULY 2003

This Manual is the sole property of Sustainable Growth Advisers, LP (the "Firm") and must be returned to the Firm should an employee's association with the Firm terminate for any reason. The contents of this Manual are confidential. Employees may not reproduce, duplicate, copy, or make extracts from or abstracts of this Manual, or make it available in any form to non-employees.

         1.1 LIMITATIONS ON PERMITTED PERSONAL TRADING; REQUIRED PERSONAL TRADING APPROVALS.

         To better prevent insider trading and front-running, and to ensure the satisfaction of the Firm's fiduciary obligations to its advisory clients, the Firm has adopted certain restrictions on personal trading by employees of the Firm. Accordingly, two categories of securities have been identified: (i) Permitted Securities and (ii) Prohibited Securities.

         Permitted Securities

                  Employees, for investment purposes, are permitted to invest in open-end mutual funds, money market funds, unit trusts, U.S. Government and Agency securities, or municipal securities, and to close out of pre-existing investment positions, subject to the restrictions provided herein (all such instruments, "Permitted Securities").

         Prohibited Securities

                  Employees are prohibited from trading in any partnership and limited liability company interests (including, without limitation, interests in private investment funds), common stock, options, bonds and other debt instruments, participations, convertible securities, warrants, futures contracts, currencies, commodities, and any other derivative instruments, but excluding Permitted Securities (all such instruments, "Prohibited Securities").

                  An Employee shall not trade in securities (other than Permitted Securities for investment purposes), even for the purpose of closing out a pre-existing investment position, for a Proprietary Account or for the account of any person (other than an SGA Company), unless such trade had been specifically approved in writing in advance by the Director of Compliance, Mary Greve.* Any transaction that requires such a prior written approval will be canceled by the end of the business day. A Personal Securities Trading Request Form, in the form of Exhibit A attached hereto, will be provided by the Director of Compliance to any Employee seeking approval of a personal securities trade for which prior written approval is required. The Director of Compliance shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee. Notification of approval or denial to trade may be orally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee within 24 hours of the oral notification.

                  In evaluating whether to approve a proposed transaction relating to a Prohibited Security, the Director of Compliance may consider, among other factors, the following:

                  (a) whether the security, or any other instrument of the issuer of such security, is held or managed by an SGA Company, and

                  (b) whether the Employee has agreed to hold such securities for at least 30 days following acquisition (provided that the security does not move +/- 10% from the employee's average cost during such holding period).

         [When any security is recommended to be bought or sold for an SGA Company, and a position in that security or in any other security of the same issuer has been held in a

------------------
* Each Principal of the Firm, including the Director of Compliance must obtain prior written approval for his or her own personal securities trades, if such approval is required, from the other named person.

Proprietary Account of such Employee since the commencement of such Employee's association with the Firm or, to such Employee's reasonable knowledge, in the personal account of an immediate family member** of such Employee at such time, such Employee must affirmatively disclose such information to the Director of Compliance prior to making such recommendation or executing such transaction, as the case may be. The Director of Compliance may restrict such Employee from buying or selling the security for his or her Proprietary Account.]

         Each Employee is required to identify to the Director of Compliance, upon hire and thereafter at least annually, all securities and commodities brokerage and trading accounts which constitute Proprietary Accounts with respect to such Employee (other than accounts in which such Employee trades only in Permitted Securities for investment purposes). In addition, each Employee must immediately inform the Director of Compliance any time such Employee opens a new such brokerage or trading account.

         Each Employee shall arrange for duplicate copies of all account statements relating to his or her Proprietary Accounts (other than statements relating to accounts in which such Employee trades only in Permitted Securities for investment purposes) to be sent by the broker-dealer directly to the Director of Compliance at least monthly, at the same time as they are sent to such Employee.

         Prior to arranging a personal loan with a financial institution that would be collateralized by securities held in a Proprietary Account (other than Permitted Securities), an Employee must obtain the written approval of the Managing Partner or the Director of Compliance as if such financing arrangement constituted a sale of such securities by the Employee.

------------------
** For purposes of this Manual, "immediate family member" includes any relative, spouse, or relative of the spouse of an Employee, and any other adult living in the same household as the Employee.

         1.2      FRONT-RUNNING.

         An Employee may not, without the prior written approval of the Director of Compliance or, in her absence, Gordon Marchand, execute a transaction in a security, other than a Permitted Security, for a Proprietary Account if at the time (i) an order for an SGA Company for the same security (or for a related security, option, derivative or convertible instrument) remains unexecuted, in whole or in part, or (ii) the Firm is considering same-way trades in that security (or in a related security, option, derivative or convertible instrument) for one or more SGA Companies.

         Exceptions to this policy shall only be made with the approval of the Director of Compliance or Gordon Marchand.

\
                                                                       EXHIBIT A

                    PERSONAL SECURITIES TRADING REQUEST FORM

1.       Name of person seeking authorization: _________________________________

2.       Account for which approval is sought (e.g., personal, spouse, IRA):

         _______________________________________________________________________

3.       Issuer: _______________________________________________________________

4.       Class or type of security: ____________________________________________

5.       No. of units to be bought, sold, acquired, or disposed of:

         _______________________________________________________________________

6.       Transaction is: ____ buy to position long
                         ____ buy to cover
                         ____ sell to position short
                         ____ sell to close
                         ____ other (specify: ________________)

7.       Broker-dealer to be used: _____________________________________________

         Signature of Person
         Seeking Authorization:

         _______________________                Date: _________________

                                    * * * * *

                     The foregoing transaction is approved.

         _________________________              Date: _________________
         Name:
         Title:

         (Oral notification provided on _________________ by _________________.)

                                   Exhibit A-1

                                                                       EXHIBIT B

                                    EXHIBIT B

                       EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

         The undersigned (the "Employee") acknowledges having received and read a copy of (i) the Compliance Manual and Code of Ethics, including all Annexes and Exhibits thereto, dated JULY 2003 (the "Manual")* of Sustainable Growth Advisers, LP (the "Firm"), and agrees to abide by the provisions thereof.

         The Employee further acknowledges and agrees that:

         a. The Employee will promptly disclose to the Firm's Director of Compliance all of his or her Proprietary Accounts (other than accounts in which the Employee trades only in Permitted Securities for investment purposes). The Employee will arrange for duplicate copies of all account statements relating to each such Proprietary Account to be sent by the broker-dealer directly to the Director of Compliance at least monthly, at the same time as they are sent to the Employee.

         b. The Employee will not trade on the basis of, or disclose to any third party, material nonpublic information or confidential information regarding any SGA Company, except as expressly provided in the Manual.

         c. The Employee will not engage in transactions involving securities appearing on a list of "Restricted Securities" that may be circulated from time to time by the Director of Compliance, and will obtain the prior written approval of the Director of Compliance for any trade (other than a trade in Permitted Securities for investment purposes) for a Proprietary Account or for the account of any person other than an SGA Company.

------------------
* This Employee Annual Acknowledgment Form is an integral part of the Manual. Capitalized terms not defined herein shall have the respective meanings set out in the Manual.

                                   Exhibit B-1

         d. The Employee will not, without the prior approval of the Director of Compliance, disclose to any third party any information that the Employee obtains regarding advice furnished by the Firm to its clients, nonpublic data furnished to the Firm by any client, work product of the Firm's investment and trading staffs, or other proprietary data or information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record, and former, existing and potential clients).

         e. The Employee will certify in writing to the Firm at least annually that he or she has reported to the Firm all securities transactions required by the Manual to be so reported since the date of the Employee's last such certification.

         f. The Director of Compliance has provided an orientation to the Employee concerning the contents of the Manual, in the course of which the Employee was afforded an opportunity to ask questions of the Director of Compliance about the policies and procedures established in the Manual.

         g. The Employee understands that his or her observance of the policies and procedures contained in the Manual is a material condition of the Employee's association with the Firm, and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by the Firm, as well as possible civil and criminal penalties. The Employee further understands that a willful or intentional breach of any Federal, state or local law may result in disciplinary action and/or termination by the Firm. The Employee acknowledges that any material misrepresentation, false statement or omission by him or her, either orally or in writing, in connection with his or her employment at the Firm may result in disciplinary action, including possible termination of such employment.

                                   Exhibit B-2

         By his or her signature below, the Employee pledges to abide by the policies and procedures described in the Manual, and affirms that he or she has not previously violated such policies or procedures and has reported to the Firm all personal securities transactions required thereby to be so reported in the most recent calendar year.

___________________________                          ___________________________
Date                                                 Name of Employee

                                                     ___________________________
                                                     Signature of Employee

                                  Exhibit B-3